                                                                     Exhibit 4.3

                          SALE AND SERVICING AGREEMENT



                                      among



                       MORGAN STANLEY ABS CAPITAL I, INC.,
                                  as Depositor,



                   MORGAN STANLEY ABS CAPITAL I TRUST 2000-1,
                                 as REMIC Trust



                   MORGAN STANLEY ABS CAPITAL I TRUST 2000-1N,
                                 as NIMS Trust,



                          LONG BEACH MORTGAGE COMPANY,
                      as Originator and as Master Servicer,



                                       and



                       BANKERS TRUST OF CALIFORNIA, N.A.,
                              as Indenture Trustee



                            Dated as of July 1, 2000

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS..................................................2

  SECTION 1.01    Defined Terms........................................2
  SECTION 1.02    Allocation of Certain Interest Shortfalls...........39

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF NOTES...39

  SECTION 2.01    Conveyance of Mortgage Loans........................39
  SECTION 2.02    Acceptance of REMIC Trust and NIMS Trust by the
                  Indenture Trustee...................................41
  SECTION 2.03    Representations, Warranties and Covenants of the
                  Originator Regarding the Mortgage Loans.............42
  SECTION 2.04    Repurchase or Substitution of Mortgage Loans by
                  the Seller or the Depositor; Payment of
                  Prepayment Charges in the event of breach...........43
  SECTION 2.05    Representations and Warranties of the Depositor.....46
  SECTION 2.06    Representations, Warranties and Covenants of the
                  Master Servicer.....................................47
  SECTION 2.07    Issuance of REMIC Trust Interests...................49
  SECTION 2.08 Conveyance of Class S Notes and Class P Notes; Acceptance of the NIMS Trust by the Indenture
                  Trustee.............................................50
  SECTION 2.09    Issuance of Class N Notes and NIMS Certificates.....50
  SECTION 2.10    Miscellaneous REMIC Provisions......................50
  SECTION 2.11    Supplemental Interest Trust.........................52

ARTICLE III ADMINISTRATION AND SERVICING  OF THE MORTGAGE LOANS.......53

  SECTION 3.01    Master Servicer to Act as Master Servicer...........53
  SECTION 3.02    Sub-Servicing Agreements Between the Master
                  Servicer and Sub-Servicers..........................55
  SECTION 3.03    Successor Sub-Servicers.............................56
  SECTION 3.04    Liability of the Master Servicer....................56
  SECTION 3.05    No Contractual Relationship Between Sub-Servicers
                  and Indenture Trustee or Noteholders................57
  SECTION 3.06    Assumption or Termination of Sub-Servicing
                  Agreements by Indenture Trustee.....................57
  SECTION 3.07    Collection of Certain Mortgage Loan Payments........58
  SECTION 3.08    Sub-Servicing Accounts..............................58
  SECTION 3.09    Collection of Taxes, Assessments and Similar
                  Items; Servicing Accounts...........................59
  SECTION 3.10    Collection Account, Payment Account, Supplemental
                  Interest Account and NIMS Payment Account...........59
  SECTION 3.11    Withdrawals from the Collection Account and
                  Payment Account.....................................62

  SECTION 3.12    Investment of Funds in the Collection Account and
                  the Payment Account.................................64
  SECTION 3.13    Maintenance of Hazard Insurance and Errors and
                  Omissions and Fidelity Coverage.....................66
  SECTION 3.14    Enforcement of Due-On-Sale Clauses; Assumption
                  Agreements..........................................67
  SECTION 3.15    Realization Upon Defaulted Mortgage Loans...........68
  SECTION 3.16    Indenture Trustee to Cooperate; Release of
                  Mortgage Files......................................70
  SECTION 3.17    Servicing Compensation..............................72
  SECTION 3.18    Reports to the Indenture Trustee; Collection
                  Account Statements..................................72
  SECTION 3.19    Statement as to Compliance..........................73
  SECTION 3.20    Independent Public Accountants' Servicing Report....73
  SECTION 3.21    Access to Certain Documentation.....................74
  SECTION 3.22    Title, Management and Disposition of REO Property...74
  SECTION 3.23    Obligations of the Master Servicer in Respect of
                  Prepayment Interest Shortfalls......................77
  SECTION 3.24    Obligations of the Master Servicer in Respect of
                  Mortgage Rates and Monthly Payments.................78
  SECTION 3.25    Advance Facility....................................78

ARTICLE IV PAYMENTS TO NOTEHOLDERS....................................79

  SECTION 4.01    Payments............................................79
  SECTION 4.02    Statements to Holders...............................84
  SECTION 4.03    Remittance Reports; P&I Advances....................88
  SECTION 4.04    Allocation of Realized Losses.......................90
  SECTION 4.05    Compliance with Withholding Requirements............91
  SECTION 4.06    Commission Reporting................................91

ARTICLE V THE DEPOSITOR AND THE MASTER SERVICER.......................91

  SECTION 5.01    Liability of the Depositor and the Master Servicer..91
  SECTION 5.02    Merger or Consolidation of the Depositor or the
                  Master Servicer.....................................92
  SECTION 5.03    Limitation on Liability of the Depositor, the
                  Master Servicer and Others..........................92
  SECTION 5.04    Limitation on Resignation of the Master Servicer....93
  SECTION 5.05    Rights of the Depositor in Respect of the Master
                  Servicer............................................94

ARTICLE VI DEFAULT....................................................94

  SECTION 6.01    Master Servicer Events of Default...................94
  SECTION 6.02    Indenture Trustee to Act; Appointment of Successor..97
  SECTION 6.03    Notification to Holders.............................99
  SECTION 6.04    Waiver of Master Servicer Events of Default.........99

ARTICLE VII CONCERNING THE INDENTURE TRUSTEE..........................99

  SECTION 7.01    Duties of Indenture Trustee.........................99
  SECTION 7.02    Certain Matters Affecting the Indenture Trustee....100
  SECTION 7.03    Indenture Trustee Not Liable for Notes or
                  Mortgage Loans.....................................102
  SECTION 7.04    Indenture Trustee May Own Securities...............102
  SECTION 7.05    Indenture Trustee's and Owner Trustee's Fees and
                  Expenses...........................................102
  SECTION 7.06    Eligibility Requirements for Indenture Trustee.....104
  SECTION 7.07    Resignation and Removal of the Indenture Trustee...104
  SECTION 7.08    Successor Indenture Trustee........................105
  SECTION 7.09    Merger or Consolidation of Indenture Trustee.......106
  SECTION 7.10    Appointment of Co-Indenture Trustee or Separate
                  Indenture Trustee..................................106
  SECTION 7.11    Appointment of Custodians..........................107
  SECTION 7.12    Appointment of Office or Agency....................108
  SECTION 7.13    Representations and Warranties of the Indenture
                  Trustee............................................108

ARTICLE VIII TERMINATION.............................................109

  SECTION 8.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans or Repurchase of Mortgages from
                  REMIC Trust........................................109
  SECTION 8.02    Additional Termination Requirements................111

ARTICLE IX PROVISIONS REGARDING THE TRUSTS...........................112

  SECTION 9.01    Administration of the Trusts.......................112
  SECTION 9.02    REMIC Administration...............................112
  SECTION 9.03    Prohibited Transactions and Activities.............115
  SECTION 9.04    Master Servicer and Indenture Trustee
                  Indemnification....................................115

ARTICLE X MISCELLANEOUS PROVISIONS...................................116

  SECTION 10.01   Amendment..........................................116
  SECTION 10.02   Recordation of Agreement; Counterparts.............117
  SECTION 10.03   Limitation on Rights of Holders....................117
  SECTION 10.04   Governing Law......................................118
  SECTION 10.05   Notices............................................118
  SECTION 10.06   Severability of Provisions.........................119
  SECTION 10.07   Notice to Rating Agencies..........................119
  SECTION 10.08   Article and Section References.....................120
  SECTION 10.09   Grant of Security Interest.........................120
  SECTION 10.10   Limitation of Liability of the Owner Trustee.......120
  SECTION 10.11   Third Party Beneficiary............................121

                             EXHIBITS AND SCHEDULES

EXHIBIT A     Representations and Warranties Regarding Individual Mortgage
              Loans
EXHIBIT B-1   Form of Initial Certification of Indenture Trustee
EXHIBIT B-2   Form of Final Certification of Indenture Trustee
EXHIBIT C     Form of Request for Release

Schedule 1    Mortgage Loan and Prepayment Charge Schedule

            SALE AND SERVICING AGREEMENT, dated as of July 1, 2000 (this "Agreement"), among MORGAN STANLEY ABS CAPITAL I, INC., a Delaware corporation, as depositor (the "Depositor"), MORGAN STANLEY ABS CAPITAL I TRUST 2000-1, a Delaware business trust (the "REMIC Trust"), MORGAN STANLEY ABS CAPITAL I TRUST 2000-1N, a Delaware business trust (the "NIMS Trust"), LONG BEACH MORTGAGE COMPANY, a Delaware corporation, as originator (in such capacity, the "Originator") and as master servicer (in such capacity, the "Master Servicer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, as indenture trustee (the "Indenture Trustee").

                            PRELIMINARY STATEMENT:

            WHEREAS, the Originator originated a pool of one- to four-family, fixed- and adjustable-rate, first-lien residential mortgage loans (the "Mortgage Loans") and sold the same to Morgan Stanley Dean Witter Mortgage Capital, Inc. (the "Seller") pursuant to the terms of a Mortgage Loan Purchase Agreement, dated as of April 1, 2000 (the "Mortgage Loan Purchase Agreement"), between the Originator and the Seller; and

            WHEREAS, the Seller has transferred, sold and conveyed the Mortgage Loans to the Depositor pursuant to a Assignment and Bill of Sale, dated as of July 1, 2000 (the "Bill of Sale"), made by the Seller in favor of the Depositor; and

            WHEREAS, the Depositor desires to sell, convey and transfer the Mortgage Loans to the REMIC Trust, and the REMIC Trust desires to purchase and accept the Mortgage Loans from the Depositor;

            WHEREAS, the Master Servicer has agreed to service the Mortgage Loans which shall constitute the principal assets of the REMIC Trust; and

            WHEREAS, pursuant to the Indenture, dated as of July 1, 2000 (the "REMIC Indenture"), between the REMIC Trust and the Indenture Trustee, the REMIC Trust is issuing its Mortgage Loan Asset-Backed Notes, Series 2000-1, Class A, Class M-1, Class M-2, Class B-1, Class C, and Class P (collectively, the "Notes"); and

            WHEREAS, the Class C Notes shall be deposited with the Indenture Trustee, on behalf of the Supplemental Interest Trust (as defined herein), which will issue the Class S Notes; and

            WHEREAS, the Depositor desires to sell, convey and transfer the Class S Notes and the Class P Notes to the NIMS Trust, and the NIMS Trust desires to purchase and accept the Class S Notes and the Class P Notes from the Depositor; and

            WHEREAS, pursuant to the Indenture, dated as of July 1, 2000 (the "NIMS Indenture"), between the NIMS Trust and the Indenture Trustee, the NIMS Trust is issuing its Asset-Backed Notes, Series 2000-1N, Class N (the "Class N Notes").

            NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Depositor, the REMIC Trust, the NIMS Trust, the Master Servicer and Indenture Trustee each hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Defined Terms. Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article I. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            "Accrued Note Interest": With respect to any of the Class A Notes, the Mezzanine Notes, the Class C Notes, or the Class N Notes, and any Payment Date, interest accrued during the related Interest Accrual Period at the Interest Rate for such Note for such Payment Date on the Note Principal Balance of such Note immediately prior to such Payment Date. The Class P Notes are not entitled to payments in respect of interest and, accordingly will not accrue interest. All payments of interest on the Class A Notes and the Mezzanine Notes shall be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. Accrued Note Interest with respect to each Payment Date, as to any Class A Note, any Mezzanine Note or any Class C Note shall be reduced by an amount equal to the portion allocable to such Note pursuant to Section 1.02 hereof equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Payment Date to the extent not covered by payments pursuant to Section 3.23, and (b) the aggregate amount of any Relief Act Interest Shortfall, for such Payment Date. In addition, Accrued Note Interest with respect to each Payment Date, as to any Class C Note, shall be reduced by an amount equal to the portion allocable to such Class C Note of Realized Losses, if any, pursuant to Section 4.04 hereof. All payments of interest on the Class N Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Adjustable Rate Mortgage Loan": Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

            "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, the day of the month on which the Mortgage Rate of a Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

            "Advancing Person":  As defined in Section 3.25 hereof.

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Aggregate Loss Severity Percentage": With respect to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred on any Mortgage Loans from the Cut-off Date to the last day of the calendar month preceding such Payment Date and the denominator of which is the aggregate principal balance of such Mortgage Loans immediately prior to the liquidation of such Mortgage Loans.

            "Agreement": This Sale and Servicing Agreement and all amendments hereof and supplements hereto.

            "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to
Section 2.01 hereof or returned by the applicable recorder's office and/or assignee's name), which is sufficient under the laws of the jurisdiction wherein the related Mortgage Property is located to reflect of record of the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county; if permitted by law.

            "Available Funds Cap Carry-Forward Amount": With respect to any Class of Class A Notes or Mezzanine Notes and any Payment Date, the sum of (i) the positive excess, if any, of (x) the aggregate, cumulative amount of REMIC Available Funds Cap Shortfall Amounts for such Class on all prior Payment Dates over (y) the aggregate, cumulative amount of Supplemental Interest Payments actually paid to the Holders of that Class on all prior Payment Dates pursuant to those clauses of Section 4.01 which relate to payments to that Class, plus
(ii) interest on the amount described in clause (i) at a rate equal to the related Formula Rate for such Class and Payment Date.

            "Available Funds Cap Rate": With respect to any Payment Date, an amount expressed as a per annum rate, and calculated on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period, equal to (a) the sum of (i) the aggregate amount of interest accrued and collected, or advanced, at the Mortgage Rates on all of the Mortgage Loans for the related Due Period minus (ii) the aggregate of the Servicing Fee, the Indenture Trustee Fee and the Owner Trustee Fee for such Payment Date, divided by (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period.

            "Available Funds Cap Shortfall Amount": With respect to any Payment Date and any Class of Class A Notes or Mezzanine Notes, the excess, if any, of
(x) the Accrued Note Interest due on such Class calculated for this purpose only using the Formula Rate applicable to such Class (less any Prepayment Interest Shortfalls and Relief Act Shortfalls allocable to that Class) over (y) the Accrued Note Interest due on such

Class, calculated using the Interest Rate applicable to such Class (less any Prepayment Interest Shortfalls and Relief Act Shortfalls allocable to that Class).

            "Available Payment Amount": With respect to any Payment, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Payment Account as of the close of business on the related Determination Date, and (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Payment Account for such REO Account by the Master Servicer in respect of Prepayment Interest Shortfalls for such Payment Date pursuant to Section 3.22, and (c) the aggregate of any P&I Advances made by the Master Servicer for such Payment Date pursuant to Section 4.03, and (d) the aggregate of any advances made by the Indenture Trustee, as successor Master Servicer, for such Payment Date pursuant to Section 6.02(b), reduced (to not less than zero) by (2) the sum of (x) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period, (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Master Servicer, the Indenture Trustee, as Indenture Trustee and as successor Master Servicer, the Owner Trustee, the Seller or any Sub-Servicer pursuant to Section
3.11 or Section 3.12 or otherwise payable in respect of Extraordinary REMIC Trust Expenses, (v) Stayed Funds, (vi) the Indenture Trustee Fee payable from the Payment Account pursuant to Section 7.05, (vii) the Owner Trustee Fee payable from the Payment Account pursuant to Section 7.05, (viii) amounts deposited in the Collection Account or the Payment Account in error and (ix) the amount of any Prepayment Charges collected by the Master Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans or any Master Servicer Prepayment Charge Payment Amount, and (y) amounts reimbursable to the Indenture Trustee, as successor Master Servicer, for an advance made pursuant to Section 6.02(b) which advance the Indenture Trustee, as successor Master Servicer, has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

            "Balloon Loan": Any Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its stated maturity date.

            "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

            "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation (i.e., "principal cramdown") or Debt Service Reduction (i.e., "interest cramdown").

            "Bill of Sale": Has the meaning specified in the Preliminary Statements.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the State of Delaware or the State of New York, or in the city in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

            "Certificates": Any one of the REMIC Certificates or the NIMS Certificates.

            "Class": Any class of the Class A, Class M-1, Class M-2, Class B-1, Class C, Class S, Class P or Class N Notes or Class R-1, Class R-2 or NIMS Certificates.

            "Class A Interest Rate": With respect to any Payment Date, the lesser of (x) the sum of (1) One-Month LIBOR for such Payment Date plus (2) the Note Margin for the Class A Notes applicable to such Payment Date and (y) the Available Funds Cap Rate for such Payment Date.

            "Class A Note": Any one of the Notes designated on the face thereof as a Class A Note, executed by the Owner Trustee, on behalf of the REMIC Trust, and authenticated and delivered by the Indenture Trustee, in the form attached as an exhibit to the REMIC Indenture, and evidencing a Regular Interest in the REMIC Trust for purposes of the REMIC Provisions.

            "Class A Principal Payment Amount": With respect to any Payment Date, the excess of (x) the Note Principal Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date) over (y) the lesser of (A) the product of (i) 58.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $1,800,538.

            "Class B-1 Interest Payment Amount": With respect to any Payment Date, the lesser of (1) the Accrued Note Interest with respect to the Class B-1 Notes for such Payment Date and (2) the excess of (x) the Interest Amount for that Payment Date less (y) the sum of (i) the Senior Interest Payment Amount,
(ii) the Class M-1 Interest Payment Amount and (iii) the Class M-2 Interest Payment Amount.

            "Class B-1 Note": Any one of the Notes designated on the face thereof as a Class B-1 Note, executed by the Owner Trustee, on behalf of the REMIC Trust, and authenticated and delivered by the Indenture Trustee, in the form attached as an exhibit to the REMIC Indenture, and evidencing a Regular Interest in the REMIC Trust for purposes of the REMIC Provisions.

            "Class B-1 Interest Rate": With respect to any Payment Date, the lesser of (x) the sum of (1) One-Month LIBOR for such Payment Date plus (2) the Note Margin for the Class B-1 Notes applicable to such Payment Date and (y) the Available Funds Cap Rate for such Payment Date.

            "Class B-1 Principal Payment Amount": With respect to any Payment Date, the excess of (x) the sum of (i) the Note Principal Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date), (ii) the Note Principal Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Note Principal Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on such Payment Date) and (iv) the Note Principal Balance of the Class B-1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 95.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $1,800,538.

            "Class C Payment Amount": With respect to any Payment Date, the amount payable to the Holders of the Class C Notes pursuant to footnotes 4 and 5 of Section 2.10(b).

            "Class C Interest Rate": With respect to any Payment Date, the interest payable at the Expense Adjusted Mortgage Rate on the Mortgage Loans in excess of the interest payable on the Class A Notes and the Mezzanine Notes, expressed as a per annum rate on the aggregate Stated Principal Balance of the Mortgage Loans.

            "Class C Note": Any one of Notes designated on the face thereof as a Class C Note, executed by the Owner Trustee, on behalf of the REMIC Trust, and authenticated and delivered by the Indenture Trustee, in the form attached as an exhibit to the REMIC Indenture, and evidencing a Regular Interest in the REMIC Trust for purposes of the REMIC Provisions.

            "Class M-1 Interest Payment Amount": With respect to any Payment Date, the lesser of (1) the Accrued Note Interest with respect to the Class M-1 Notes for such Payment Date and (2) the excess of (x) the Interest Amount for such Payment Date over the Senior Interest Payment Amount for such Payment Date.

            "Class M-1 Interest Rate": With respect to any Payment Date, the lesser of (x) the sum of (1) One-Month LIBOR for such Payment Date plus (2) the Note Margin of the Class M-1 Notes applicable to such Payment Date and (y) the Available Funds Cap Rate for such Payment Date.

            "Class M-1 Note": Any one of the Notes designated on the face thereof as a Class M-1 Note, executed by the Owner Trustee, on behalf of the REMIC Trust, and authenticated and delivered by the Indenture Trustee, in the form attached as an exhibit to the REMIC Indenture, and evidencing a Regular Interest in the REMIC Trust for purposes of the REMIC Provisions.

            "Class M-1 Principal Payment Amount": With respect to any Payment Date, the excess of (x) the sum of (i) the Note Principal Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such

Payment Date) and (ii) the Note Principal Balance of the Class M-1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of
(i) 72.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $1,800,538.

            "Class M-2 Interest Payment Amount": With respect to any Payment Date, the lesser of (1) the Accrued Note Interest with respect to the Class M-2 Notes for such Payment Date and (2) the excess of (x) the Interest Amount for such Payment Date over the sum of (i) the Senior Interest Payment Amount and
(ii) the Class M-1 Interest Payment Amount.

            "Class M-2 Interest Rate": With respect to any Payment Date, the lesser of (x) the sum of (1) One-Month LIBOR for such Payment Date plus (2) the Note Margin for the Class M-2 Notes applicable to such Payment Date and (y) the Available Funds Cap Rate for such Payment Date.

            "Class M-2 Note": Any one of the Notes designated on the face thereof as a Class M-2 Note, executed by the Owner Trustee, on behalf of the REMIC Trust, and authenticated and delivered by the Indenture Trustee, in the form attached as an exhibit to the REMIC Indenture, and evidencing a Regular Interest in the REMIC Trust for purposes of the REMIC Provisions.

            "Class M-2 Principal Payment Amount": With respect to any Payment Date, the excess of (x) the sum of (i) the Note Principal Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date), (ii) the Note Principal Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date) and (iii) the Note Principal Balance of the Class M-2 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 84.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $1,800,538.

            "Class N Note": Any one of the Notes designated on the face thereof as a Class N Note, executed by the Owner Trustee, on behalf of the NIMS Trust, and authenticated and delivered by the Indenture Trustee, in the form attached as an exhibit to the NIMS Indenture.

            "Class N Interest Rate": 13.75% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Class P Note": Any one of the Notes designated on the face thereof as a Class P Note, executed by the Owner Trustee, on behalf of the REMIC Trust, and authenticated and delivered by the Indenture Trustee, in the form attached as an exhibit to the REMIC Indenture, and evidencing a Regular Interest in the REMIC Trust for purposes of the REMIC Provisions.

            "Class R-1 Certificate": Any one of the Class R-1 Certificates issued and executed by the Owner Trustee, on behalf of the REMIC Trust, and authenticated and delivered by the Owner Trustee, in the form attached as an exhibit to the REMIC Trust Agreement, and evidencing a Residual Interest in the Lower-Tier REMIC for purposes of the REMIC Provisions.

            "Class R-2 Certificate": Any one of the Class R-2 Certificates issued and executed by the Owner Trustee, on behalf of the REMIC Trust, and authenticated and delivered by the Owner Trustee, in the form attached as an exhibit to the REMIC Trust Agreement, and evidencing a Residual Interest in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class S Note": Any one of the Class S Notes issued and executed by the Indenture Trustee, on behalf of the Supplement Interest Trust, and authenticated and delivered by the Indenture Trustee, in the form attached as an exhibit to the REMIC Indenture

            "Clean-up Call Date": The Payment Date following the month in which the aggregate Stated Principal Balance of the Mortgage Loans has declined to 10% or less of the Original Scheduled Principal Balance.

            "Closing Date": July 25, 2000.

            "Code":  The Internal Revenue Code of 1986.

            "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "Long Beach Mortgage Company, as Master Servicer for Bankers Trust Company of California, N.A., as Indenture Trustee, in trust for the registered holders of Morgan Stanley ABS Capital I, Inc. Mortgage Loan Asset-Backed Notes, Series 2000-1." The Collection Account must be an Eligible Account.

            "Commission": The Securities and Exchange Commission.

            "Corporate Trust Office": The principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Master Servicer.

            "Credit Enhancement Percentage": For any Payment Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Note Principal Balances of the Mezzanine Notes and the Overcollateralization Amount, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans, calculated after taking into account payments of principal on the Mortgage Loans and payment of the Principal Payment Amount to the Notes then entitled to payment of principal on such Payment Date.

            "Cumulative Loss Percentage": With respect to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the Original Scheduled Principal Balance.

            "Cut-off Date": With respect to each Original Mortgage Loan, the opening of business on July 1, 2000. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

            "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

            "Delinquency Percentage": As of the last day of the related Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that, as of the last day of the previous calendar month, are 60 or more days Delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the previous calendar month.

            "Delinquent": A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

            "Depositor": Morgan Stanley ABS Capital I, Inc., a Delaware corporation, or its successors in interest.

            "Depository Institution": Any depository institution or trust company, including the Indenture Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated F1+ (if rated by Fitch), and A-1+ by S&P or P-1 by Moody's.

            "Determination Date": With respect to each Payment Date, the 15th day of the calendar month in which such Payment Date occurs, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC Trust other than through an Independent Contractor; provided, however, that the Indenture Trustee (or the Master Servicer on behalf of the Indenture Trustee) shall not be considered to Directly Operate an REO Property solely because the Indenture Trustee (or the Master Servicer on behalf of the Indenture Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" and (vi) any other Person so designated by the Indenture Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any REMIC created hereunder or any Person having an Ownership Interest in any Class of Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Due Date": With respect to each Payment Date, the first day of the calendar month in which such Payment Date occurs, which is generally the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            "Due Period": With respect to any Payment Date, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the related Due Date.

            "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Estate in Real Property": A fee simple estate in a parcel of land.

            "Excess Overcollateralized Amount": With respect to the Class A Notes and the Mezzanine Notes and any Payment Date, the excess, if any, of (i) the Overcollateralized Amount for such Payment Date over (ii) the Required Overcollateralized Amount for such Payment Date.

            "Expense Adjusted Mortgage Rate": With respect to any Mortgage Loan or REO Property, the then-applicable Mortgage Rate thereon minus the sum of (i) the Indenture Trustee's Fee Rate, (ii) the Owner Trustee's Fee Rate and (iii) the Servicing Fee Rate.

            "Extraordinary REMIC Trust Expense": Any amounts reimbursable to the Indenture Trustee, or any director, officer, employee or agent of the Indenture Trustee, from the REMIC Trust pursuant to Section 7.05, and any amounts payable from the Payment Account in respect of taxes pursuant to Section 9.02(g)(iii).

            "Fannie Mae": Fannie Mae, formally known as the Federal National Mortgage Association, or any successor thereto.

            "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

            "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased pursuant to or as contemplated by Section 2.04, Section 3.15(c) or
Section 8.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

            "Fitch": Fitch, Inc. or its successors in interest.

            "Formula Rate": For any Payment Date and the Class A Notes and the Mezzanine Notes, One-Month LIBOR plus the related Note Margin for such Class.

            "Freddie Mac": Freddie Mac, formally known as Federal Home Loan Mortgage Corporation, or any successor thereto.

            "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

            "Holder": The beneficial owner of a Security.

            "Indenture": Individually and collectively, the REMIC Indenture or the NIMS Indenture.

            "Indenture Trustee": Bankers Trust Company of California, N.A., a national banking association, or its successor in interest, or any successor Indenture Trustee appointed as herein provided.

            "Indenture Trustee Fee": The amount payable to the Indenture Trustee on each Payment Date pursuant to Section 7.05 as compensation for all services rendered by it in connection with the exercise and performance of any of the powers and duties of the Indenture Trustee hereunder or under the Indentures, which amount shall equal one twelfth of the product of (i) the sum of the Indenture Trustee's REMIC Fee Rate and the Indenture Trustee's NIMS Fee Rate, multiplied by (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans and any REO Properties as of the second preceding Due Date (or, in the case of the initial Payment Date, as of the Cut-off Date).

            "Indenture Trustee's REMIC Fee Rate": 0.008% per annum.

            "Indenture Trustee's NIMS Fee Rate": 0.001% per annum.

            "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, Indenture Trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

            "Independent Contractor": Either (i) any Person other than the Master Servicer that would be an "independent contractor" with respect to REMIC provisions within the meaning of Section 856(d)(3) of the Code if the REMIC Trust were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Notes), so long as the REMIC Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the REMIC Trust is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Indenture Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Index": With respect to each Adjustable-Rate Mortgage Loan and each related Adjustment Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available as of a date as specified in the related Mortgage Note.

            "Initial Note Principal Balance": The initial Note Principal Balance of the Class A Notes, the Mezzanine Notes and the Class N Notes, as set forth below. The Class C Notes, the Class S Notes, the Class P Notes do not have an Initial Note Principal Balance.

                                  Initial Note
                     Class      Principal Balance
                     -----      -----------------
                       A          $284,485,000
                      M-1          $25,207,000
                      M-2          $22,507,000
                      B-1          $18,906,000
                       N           $16,500,000

            "Initial Purchaser":  Morgan Stanley & Co. Incorporated.

            "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

            "Interest Accrual Period": With respect to any Payment Date, and for all Classes of Notes, other than the Class N Notes, the period commencing on the Payment Date of the month immediately preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, commencing on the Closing Date) and ending on the day preceding such Payment Date. With respect to any Payment Date and the Class N Notes, the period consisting of the calendar month preceding the calendar month in which such Payment Date occurs.

            "Interest Amount": With respect to any Payment Date, that portion of the Available Payment Amount for such Payment Date allocable to interest.

            "Interest Carry Forward Amount": With respect to any Payment Date and any Class of Class A Notes or Mezzanine Notes, the sum of (i) the amount, if any, by which (a) the Accrued Note Interest for such Class of Notes on the immediately preceding Payment Date exceeded (b) the actual amount paid on such Class of Notes in respect of interest on such immediately preceding Payment Date; and
(ii) the amount of any Interest Carry Forward Amount for such Class of Notes remaining unpaid from the previous Payment Date, plus accrued interest on such sum calculated at the related Formula Interest Rate for the most recently ended Interest Accrual Period such amount remained outstanding.

            "Interest Determination Date": With respect to the Class A Notes and the Mezzanine Notes, and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

            "Interest Rate": With respect to the Class A Notes, the Class A Interest Rate; with respect to the Class M-1 Notes, the Class M-1 Interest Rate; with respect to the Class M-2 Notes, the Class M-2 Interest Rate; with respect to the Class B-1 Notes, the Class B-1 Interest Rate; with respect to the Class C Notes, the Class C Interest Rate, and with respect to the Class N Notes, the Class N Interest Rate.

            "Late Collections": With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Payment Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the REMIC Trust, by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.04, Section 3.15(c) or Section 8.01. With respect to any REO Property, either of the following events: (x) a Final Recovery Determination is made as to such REO Property; or (y) such REO Property is removed from the REMIC Trust by reason of its being purchased pursuant to
Section 3.22 or Section 8.01.

            "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.04, Section 3.15(c), Section 3.22 or Section 8.01.

            "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related

Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

            "London Business Day": Any day on which banks in the City of London are open and conducting transactions in United States dollars.

            "Loss Severity Percentage": With respect to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the principal balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

            "Lower-Tier Balance": As to each Class of Lower-Tier Interests and any Distribution Date, the Initial Lower-Tier Balance as set forth in Section 2.10(b) minus all amounts distributed as principal of such Class on previous Payment Dates.

            "Lower-Tier Interest 1": The interest of that name established pursuant to Section 2.10(b) hereof.

            "Lower-Tier Interest 2": The interest of that name established pursuant to Section 2.10 (b) hereof.

            "Lower-Tier Interest 3": The interest of that name established pursuant to Section 2.10 (b) hereof.

            "Lower-Tier Interest 4": The interest of that name established pursuant to Section 2.10 (b) hereof.

            "Lower-Tier Interest 5": The interest of that name established pursuant to Section 2.10 (b) hereof.

            "Lower-Tier Interest 6": The interest of that name established pursuant to Section 2.10 (b) hereof.

            "Lower-Tier Rate": As to each of the respective Lower-Tier Interests, the applicable "Lower-Tier Rate" set forth in Section 2.10 (b) hereof.

            "Lower-Tier REMIC Interests": As defined in Section 2.10 (b) hereof.

            "Lower-Tier REMIC Regular Interests": As defined in Section 2.10(b) hereof.

            "Lower-Tier REMIC": The segregated pool of assets consisting of the Mortgage Loans, the Accounts (other than the Non-REMIC Accounts), any REO Property and any proceeds of the foregoing.

            "Majority Noteholders": With respect to any particular Class of Notes, any single Holder or group of Holders of the Notes of such Class representing a greater than 50% Percentage Interest in such Class. With respect to the Class A Notes, the Mezzanine Notes, the Class C Notes, the Class S Notes and the Class P Notes as a whole, any single Holder or group of Holders representing a greater than 50% Percentage Interest in all such Notes.

            "Master Servicer Event of Default": One or more of the events described in Section 6.01.

            "Master Servicer Prepayment Charge Payment Amount": The amounts payable by the Master Servicer in respect of any waived Prepayment Charges pursuant to Section 2.06.

            "Master Servicer Remittance Date": With respect to any Payment Date, 3:00 p.m. New York time on the 18th day of the calendar month in which such Payment Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day; provided, however, that if such immediately preceding Business Day is the Determination Date, the Master Servicer Remittance Date shall be the next succeeding Business Day.

            "Master Servicer Termination Test": With respect to any Payment Date, the Master Servicer Termination Test will be failed with respect to the Master Servicer if the Cumulative Loss Percentage exceeds 6.125%.

            "Master Servicer": Long Beach Mortgage Company, a Delaware corporation, or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

            "Maximum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

            "Mezzanine Notes": Individually and collectively, the Class M-1 Notes, the Class M-2 Note and the Class B-1 Notes.

            "Minimum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

            "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

            "Moody's": Moody's Investors Service, Inc., or its successor in interest.

            "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

            "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            "Mortgage Loan": Each mortgage loan transferred and assigned to the Indenture Trustee pursuant to Section 2.01 or Section 2.04(d) of this Agreement, as held from time to time as a part of the REMIC Trust, the Mortgage Loans so held being identified in the Mortgage Loan Schedule, including each REO Property unless the context otherwise requires.

            "Mortgage Loan Purchase Agreement": Has the meaning specified in the Preliminary Statements.

            "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the REMIC Trust on such date, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

            (i)     the Master Servicer's Mortgage Loan identifying number;

            (ii)    the Mortgagor's name;

            (iii) the street address of the Mortgaged Property including the state and zip code;

            (iv) a code indicating whether the Mortgaged Property is owner-occupied;

            (v) the type of Residential Dwelling constituting the Mortgaged Property;

            (vi)    the original months to maturity;

            (vii)   the Loan-to-Value Ratio at origination;

            (viii) the Mortgage Rate in effect immediately following the Cut-off Date;

            (ix) the date on which the first Monthly Payment was due on the Mortgage Loan;

            (x)     the stated maturity date;

            (xi) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

            (xii) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

            (xiii)  the original principal amount of the Mortgage Loan;

            (xiv) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

            (xv) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

            (xvi) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

            (xvii) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;

            (xviii) with respect to each Adjustable Rate Mortgage Loan, the
                    Minimum Mortgage Rate;

            (xix)   the Mortgage Rate at origination;

            (xx) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment;

            (xxi)   a code indicating the documentation program;

            (xxii) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

            (xxiii) the risk grade;

            (xxiv)  the Value of the Mortgaged Property; and

            (xxv)   the sale price of the Mortgaged Property, if applicable.

            The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

            "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

            "Mortgage Pool": The pool of Mortgage Loans, identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

            "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate with respect to each Adjustable Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided, that the Mortgage Rate on such Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

            "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

            "Mortgagor":  The obligor on a Mortgage Note.

            "Net Interest Margin": With respect to any Payment Date, the net sum of (i) the Interest Amount minus (ii) Interest Amounts allocable to the Class A Notes and the Mezzanine Notes.

            "Net Monthly Excess Cashflow": With respect to any Payment Date, the sum of (i) any Overcollateralization Reduction Amount for such Payment Date and
(ii) the excess of (x) the Available Payment Amount for such Payment Date over
(y) the sum for such Payment Date of (A) the Senior Interest Payment Amount payable to the Holders of the Class A Notes, and the Interest Payment Amount payable to the Holders of the Mezzanine Notes and (B) the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

            "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

            "Net WAC Rate": With respect to the Notes and any Payment Date, a weighted average coupon ("WAC") rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans, weighted based on their Scheduled Principal Balances as of the first day of the calendar month preceding the month in which the Payment Date occurs multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

            "New Lease": Any lease of REO Property entered into on behalf of Morgan Stanley ABS Capital I Trust 2000-1, including any lease renewed or extended on behalf of thereof, if Morgan Stanley ABS Capital I Trust 2000-1 has the right to renegotiate the terms of such lease.

            "NIMS Certificate": Any one of the trust certificates representing a beneficial ownership interest in the NIMS Trust.

            "NIMS Indenture": Has the meaning specified in the Preliminary Statements.

            "NIMS Payment Account": Has the meaning specified in Section 3.10(g) hereof.

            "NIMS Trust Agreement": The Trust Agreement, dated as of July 1, 2000, between the Depositor and the Owner Trustee, relating to the NIMS Trust.

            "NIMS Trust Estate": The segregated pool of assets subject hereto constituting the primary NIMS Trust and consisting of all of the right to receive the payments on the Class P Notes and the Class S Notes pursuant to Sections 4.01(a) and (e) hereof and pledged in trust to the Indenture Trustee for the benefit of the Holders of the Securities issued by the NIMS Trust.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

            "Non-REMIC Accounts": The Supplemental Interest Account, the NIMS Payment Account and the Special Reserve Account.

            "Non-U.S. Person": A Person other than a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes, created or organised in or under the laws of the united State, any state thereof of the District of Columbia or an estate that is subject to U.S. federal income tax (regardless of the source of its income) or a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and
(b) one or more United States trustees have authority to control all substantial decisions of the trust.

            "Note": Any one of the Mortgage Loan Asset-Backed Notes, Series 2000-1, Class A Notes, Class M-1 Notes, Class M-2 Notes, Class B-1 Notes, Class C Notes, Class S Notes and Class P Notes, and the Assets-Backed Notes, Series 2000-1N, Class N Notes.

            "Note Factor": With respect to any Class of Notes as of any Payment Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Note Principal Balance of such Class of Notes on such Payment Date (after giving effect to any payments of principal and allocations of Realized Losses in reduction of the Note Principal Balance of such Class of Notes to be made on such Payment Date), and the denominator of which is the initial aggregate Note Principal Balance of such Class of Notes as of the Closing Date.

            "Noteholder": Any Holder of a Note.

            "Note Margin": With respect to the Class A, Class M-1, Class M-2 and Class B-1 Notes on each Payment Date, the applicable percentage set forth below:

                          On or Prior to the    After the Clean-up
              Class       Clean-up Call Date         Call Date
              -----       ------------------    ------------------
                A               0.30%                 0.600%
               M-1              0.65%                 0.975%
               M-2              1.05%                 1.575%
               B-1              2.25%                 3.375%

            "Note Principal Balance": The amount of any Note outstanding as of any date of determination. As of the Closing Date, the Note Principal Balance of each Note shall equal its Initial Note Principal Balance. On each Payment Date, the Note Principal Balance of each Note shall be reduced by all payments of principal made on such Note, as applicable, on such Payment Date pursuant to
Section 4.01 and, if and to the extent necessary and appropriate, shall be further reduced on such Payment Date by Realized Losses as provided in Section
4.04. The Note Principal Balance of each Note shall never be less than zero.

            "Notional Amount": With respect to Class C Notes and any Payment Date, the Note Principal Balance of the Class A Notes and the Mezzanine Notes for that Payment Date.

            "Officers' Certificate": With respect to the Depositor and the Seller, a Certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated) or an authorized agent, and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or Seller, as applicable. With respect to the Master Servicer, any officer who is authorized to act for the Master Servicer in matters relating to this Agreement, and whose action is binding upon the Master Servicer, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

            "One-Month LIBOR": With respect to any Interest Accrual Period, the rate determined by the Indenture Trustee on the related Interest Determination Date (or with respect to the initial Interest Accrual Period, on the Closing Date based on information available on the related Interest Determination Date) on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Indenture Trustee shall select an alternative comparable index (over which the Indenture Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Master Servicer acceptable to the Indenture Trustee (which acceptance shall not be unreasonably withheld), except that any opinion of counsel relating to (a) the qualification of the REMIC Trust as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

            "Original Mortgage Loan": Any of the Mortgage Loans included in the REMIC Trust as of the Closing Date.

            "Original Scheduled Principal Balance": The aggregate Scheduled Principal Balance of the Original Mortgage Loans as of the Cut-off Date, such amount being $359,959,159.49.

            "Overcollateralized Amount": With respect to any Payment Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans and REO Properties immediately following such Payment Date over (b) the sum of the aggregate Note Principal Balances of the Class A Notes and the Mezzanine Notes as of such Payment Date (after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on such Payment Date).

            "Overcollateralization Deficiency Amount": With respect to any Payment Date, the excess, if any, of (a) the Required Overcollateralized Amount applicable to such Payment Date over (b) the Overcollateralized Amount applicable to such Payment Date prior to taking into account the payment of any Overcollateralization Increase Amount on such Payment Date.

            "Overcollateralization Increase Amount": With respect to any Payment Date, the lesser of (a) the Overcollateralization Deficiency Amount as of such Payment Date (after taking into account the payment of the Principal Payment Amount on such Payment Date, exclusive of the payment of any Overcollateralization Increase Amount) and (b) the amount of Accrued Note Interest payable on the Class S Notes on such Payment Date as reduced by Realized Losses allocated thereto with respect to such Payment Date pursuant to
Section 4.04.

            "Overcollateralization Reduction Amount": With respect to any Payment Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the sum of the amounts available for payment specified in clauses
(b)(i) through (iii) of the definition of "Principal Payment Amount".

            "Owner Trustee": Wilmington Trust Company, a Delaware banking corporation, acting not in its individual capacity, but solely as Owner Trustee under the REMIC Trust Agreement and the NIMS Trust Agreement, as the case may be, or its successor in interest, or any successor Owner Trustee appointed as provided in the Trust Agreement.

            "Owner Trustee Fee": The amount payable to the Owner Trustee on each Payment Date pursuant to Section 7.05 as compensation for all services rendered by it as Owner Trustee of each of the REMIC Trust and of the NIMS Trust, which amount shall equal $5,000 per annum ($2,500 per Trust), payable monthly.

            "Owner Trustee's Fee Rate": With respect to any Payment Date equals the percentage equivalent of the fraction, the numerator of which is one-twelfth of $5,000 and the denominator of which the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date.

            "Payment Account": The trust account or accounts created and maintained by the Indenture Trustee pursuant to Section 3.10(b) which shall be entitled "Bankers Trust Company of California, N.A., as Indenture Trustee, in trust for the registered holders of Morgan Stanley ABS Capital I, Inc. Mortgage Loan Asset-Backed Notes, Series 2000-1." The Payment Account shall be an Eligible Account.

            "Payment Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in August 2000.

            "Percentage Interest": With respect to any Class A Notes, Mezzanine Notes or Class N Notes, the undivided percentage ownership in such Class evidenced by such Note, expressed as a percentage, the numerator of which is the initial Note Principal Balance represented by such Note and the denominator of which is the aggregate initial Note Principal Balance of all of the Notes of such Class. Such Notes are issuable only in minimum Percentage Interests corresponding to minimum initial Note Principal Balances of $10,000 and integral multiples of $1.00 in excess thereof.

            With respect to any Class P Note, Class C Note, Class S Note, Class R-1 Certificate, Class R-2 Certificate or NIMS Certificate, the undivided percentage ownership in such Class evidenced by such Security, as set forth on the face of such Security.

            "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

            "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Master Servicer, the Indenture Trustee or any of their respective Affiliates:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof; provided, that such obligations are backed by the full faith and credit of the United States;

            (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution;

            (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds, including money market funds advised by the Indenture Trustee or an Affiliate thereof, that have been rated "AAA" by Fitch (if rated by Fitch) and "Aaa" by Moody's; and

            (vii) if previously confirmed in writing to the Indenture Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Notes;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "P&I Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Payment Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.03.

            "Prepayment Assumption": A prepayment rate for the Mortgage Loans of 28% CPR. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Securities for federal income tax purposes. A CPR (or Constant Prepayment Rate) represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its outstanding principal balance for the life of such pool.

            "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Master Servicer from a Mortgagor in connection with any voluntary Principal Prepayment in full pursuant to the terms of the related Mortgage Note and held from time to time as a part of the REMIC Trust.

            "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges included in the REMIC Trust on such date, attached hereto as Schedule 1 (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule may be part of the Mortgage Loan Schedule, and shall set forth the following information with respect to each related Mortgage Loan:

            (i)   the Master Servicer's Mortgage Loan identifying number;

            (ii)  a code indicating the type of Prepayment Charge;

            (iii) the state of origination of the related Mortgage Loan;

            (iv) the date on which the first Monthly Payment was due on the related Mortgage Loan;

            (v)   the term of the related Mortgage Loan; and

            (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

            The Prepayment Charge Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement.

            "Prepayment Interest Shortfall": With respect to any Payment Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.23.

            "Prepayment Period": With respect to any Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs.

            "Principal Payment Amount": With respect to any Payment Date, the lesser of:

            (a) the excess of the Available Payment Amount over the amount payable on the Class A Notes and the Mezzanine Notes pursuant to
      Section 4.01(b); and

            (b)   the sum of:

                  (i) the principal portion of each Monthly Payment on the
            Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

                  (ii) the Stated Principal Balance of any Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.04, Section 3.15(c) or Section 8.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.04 during the related Prepayment Period;

                  (iii) the principal portion of all other unscheduled
            collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Prepayment Period, net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section
            4.03 in respect of a preceding Payment Date;

                  (iv) the principal portion of any Realized Losses incurred on the Mortgage Loans in the calendar month preceding such Payment Date; and

                  (v)   the  amount  of  any  Overcollateralization   Increase
            Amount for such Payment Date;

            minus

                  (vi) the amount of any Overcollateralization Reduction Amount for such Payment Date.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest (without regard to any Prepayment Charge that may have been collected by the Master Servicer in connection with such payment of principal) representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

            "Purchase Agreement": The Purchase Agreement, dated July 14, 2000, between the Depositor and the Initial Purchaser, relating to the Mezzanine Notes and the Class N Notes.

            "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.04, Section 3.15(c) or Section 8.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Indenture Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 7.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal

Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances and P&I Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.11(a)(ix) and Section 3.15(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.04, expenses reasonably incurred or to be incurred by the Master Servicer or the Indenture Trustee in respect of the breach or defect giving rise to the purchase obligation.

            "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) with respect to each Adjustable Rate Mortgage Loan have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) with respect to each Adjustable Rate Mortgage Loan have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) with respect to each Adjustable Rate Mortgage Loan have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) with respect to each Adjustable Rate Mortgage Loan have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Master Servicer at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have a Prepayment Charge which is not materially different from the Deleted Mortgage Loan, and (xii) conform to each representation and warranty set forth in Exhibit A hereto. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause
(ix) hereof shall be satisfied as to each such Mortgage Loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such Mortgage Loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

            "Rating Agency" or "Rating Agencies": Fitch and Moody's or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee and the Master Servicer.

            "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus
(ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Payment Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.15(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer with respect to such Mortgage Loan pursuant to
Section 3.11(a)(iii).

            With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the REMIC Trust, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to

Section 3.11(a)(ix) and Section 3.15(b), minus (v) the aggregate of all P&I Advances made by the Master Servicer in respect of such REO Property or the related Mortgage Loan for which the Master Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section
3.22 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Payment Account pursuant to Section 3.22.

            With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

            With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

            "Record Date": With respect to each Payment Date and any Book-Entry Note other than the Class N Notes, the Business Day immediately preceding such Payment Date. With respect to each Payment Date and any other Notes, including any Definitive Notes (as defined in the Indentures), the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

            "Reference Banks": Bankers Trust Company, Barclay's Bank plc, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Indenture Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Indenture Trustee.

            "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code. The Class A Notes, Class M-1 Notes, Class M-2 Notes, Class B-1 Notes, the Class C Notes and the Class P Notes shall be the sole classes of "Regular Interests" in the Upper-Tier REMIC for purposes of REMIC election and the REMIC Provisions for federal income tax purposes

            "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            "Relief Act Interest Shortfall": With respect to any Payment Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

            "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            "REMIC Certificate": Individually and collectively, the Class R-1 Certificates or the Class R-2 Certificates.

            "REMIC Indenture": Has the meaning specified in the Preliminary Statements.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "REMIC Trust Agreement": The Amended and Restated Trust Agreement, dated as of July 1, 2000, between the Depositor and the Owner Trustee, relating to the REMIC Trust.

            "REMIC Trust Estate": The segregated pool of Mortgage Loan assets subject hereto, constituting the primary REMIC Trust created hereby and to be administered hereunder, with respect to which a REMIC election for federal tax purposes shall be made, consisting of: (i) such Mortgage Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections and proceeds thereof, and (ii) any REO Property, together with all collections and proceeds therefrom, and (iii) the REMIC Trust's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, and (iv) the Depositor's rights under each Mortgage Loan Purchase Agreement (including any security interest created thereby) to the extent conveyed pursuant to Section 2.01, and (v) the Collection Account (other than any amounts representing any Master Servicer Prepayment Charge Payment Amount), and (vi) the Payment Account (other than any amounts representing any Master Servicer Prepayment Charge Payment Amount), and (vii) any REO Account and such assets that are deposited therein from time to time, and (viii) any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing however, the REMIC Trust specifically excludes (i) all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made on or before the Cut-off Date, (ii) the segregated pool of assets which constitutes the NIMS Trust and (iii) the Non-REMIC Accounts.

            "REMIC Trust Interests": Collectively, the Class A Notes, the Class M-1 Notes, the Class M-2 Notes, the Class B-1 Notes, the Class C Notes, the Class P Notes, the Class R-1 Certificates and the Class R-2 Certificates.

            "Remittance Report": A report in form mutually agreed to between the Indenture Trustee and the Master Servicer on a magnetic disk or tape prepared by the Master Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Indenture Trustee and the Master Servicer.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

            "REO Account": Each of the accounts maintained, or caused to be maintained, by the Master Servicer in respect of an REO Property pursuant to
Section 3.22.

            "REO Disposition": The sale or other disposition of an REO Property on behalf of REMIC I.

            "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the REMIC Trust, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Payment Date in such calendar month.

            "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 8.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.22(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

            "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the REMIC Trust through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.22.

            "Representative": Morgan Stanley & Co. Incorporated, as representative of the Underwriters.

            "Request for Release": A release signed by a Servicing Officer, or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, in the form of Exhibit C attached hereto.

            "Required Overcollateralized Amount": With respect to any Payment Date (i) prior to the Stepdown Date, $9,002,788, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 4.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) $1,800,538 and (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Required Overcollateralized Amount for the immediately preceding Payment Date.

            "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

            "Residential Dwelling": Any one of the following: (i) an attached or detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a condominium project or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (unless such mobile or manufactured home is treated as real property under applicable state law).

            "Residual Certificate": Individually and collectively, the Class R-1 Certificates and the Class R-2 Certificates.

            "Residual Interest": The class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

            "Responsible Officer": When used with respect to the Indenture Trustee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

            "Scheduled Principal Balance": With respect to any Mortgage Loan:
(a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of
(i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the REMIC Trust up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

            "Securities": Collectively, the Notes and the Certificates.

            "Seller": Morgan Stanley Dean Witter Mortgage Capital, Inc., a New York corporation, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

            "Senior Interest Payment Amount": With respect to any Payment Date, an amount equal to the lesser of (x) the Interest Amount for such Payment Date and (y) the sum of (i) the Interest Payment Amount for such Payment Date for the Class A Notes and (ii) the Interest Carry Forward Amount with respect to the Class A Notes.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

            "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.13,
Section 3.15 and Section 3.22. The Master Servicer shall not be required to make any Nonrecoverable Servicing Advances.

            "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

            "Servicing Fee Rate": 0.50% per annum of the principal balance of each Mortgage Loan.

            "Servicing Officer": Any employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Master Servicer to the Indenture Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

            "Special Reserve Account": Has the meaning specified in Section 7.05(d).

            "Startup Day": With respect to each REMIC created hereby, the day designated as such pursuant to Section 9.02(b) hereof.

            "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be paid, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and paid pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent paid pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal in accordance with the provisions of Section 3.15, to the extent paid pursuant to Section 4.01 on or before such date of determination and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Payment Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be paid, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be paid, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the REMIC Trust, minus the sum of (i) if such REO Property was acquired before the Payment Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Master Servicer and paid pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent paid pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be paid, zero.

            "Stayed Funds": If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in Section 6.02(b)) is prohibited by Section 362 of the federal Bankruptcy Code, funds that are in the custody of the Master Servicer, a Indenture Trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

            "Stepdown Date": The earlier to occur of (x) the Payment Date on which the Note Principal Balance of the Class A Notes is reduced to zero and (y) the later to occur of (i) the Payment Date occurring in August, 2003 and (ii) the first Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans are less than or equal to 50.00% of the Original Scheduled Principal Balance.

            "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

            "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

            "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

            "Substitution Shortfall Amount": As defined in Section 2.04(d).

            "Supplemental Interest Account": The reserve fund established and maintained pursuant to Section 3.10(f).

            "Supplemental Interest Amount": With respect to any Class A Notes or Mezzanine Notes and any Payment Date, the sum of (x) the Available Funds Cap Shortfall Amount for such Class of Notes and such Payment Date and (y) the Available Funds Cap Carry-Forward Amount for such Note Class and Payment Date.

            "Supplemental Interest Payment": With respect to any Payment Date:

            (i) for the Class A Notes, the lesser of (x) the Supplemental Interest Amount due for the Class A Notes and (y) the Total Supplemental Interest Payment Amount Available for that Payment Date;

            (ii) for the Class M-1 Notes, the lesser of (x) the Supplemental Interest Amount due for the Class M-1 Notes and (y) any portion of the Total Supplemental Interest Payment Amount Available not applied to the payment of the Supplemental Interest Payment for the Class A Notes on that Payment Date;

            (iii) for the Class M-2 Notes, the lesser of (x) the Supplemental Interest Amount due for the Class M-2 Notes and (y) any portion of the Total Supplemental Interest Payment Amount Available not applied to the payment of the Supplemental Interest Payment for the Class A Notes and the Class M-1 Notes on that Payment Date; and

            (iv) for the Class B-1 Notes, the lesser of (x) the Supplemental Interest Amount due for the Class B-1 Notes and (y) any portion of the Total Supplemental Interest Payment Amount Available not applied to the payment of the Supplemental Interest Payment for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes on that Payment Date.

            "Supplemental Interest Trust": The Morgan Stanley Supplemental Interest Trust 2000-1 created pursuant to Section 2.11 hereof.

            "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the REMIC Trust due to its classification as one or more REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Noteholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

            "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

            "Termination Price": As defined in Section 8.01(a).

            "Terminator": As defined in Section 8.01(b).

            "Total Supplemental Interest Payment Amount Available": With respect to any Payment Date, the amount deposited to the Supplemental Interest Account.

            "Transaction Documents": This Agreement, the REMIC Indenture, the NIMS Indenture, the REMIC Trust Agreement, the NIMS Trust Agreement, the Bill of Sale, the Underwriting Agreement and the Purchase Agreement.

            "Trigger Event": A Trigger Event has occurred with respect to a Payment Date if the Delinquency Percentage exceeds the lesser of (i) 16.80% and
(ii) 40.00% of the Credit Enhancement Percentage.

            "Trust": The REMIC Trust or the NIMS Trust.

            "Underwriters": Morgan Stanley & Co. Incorporated, CIBC Worldmarkets plc and Unibank a/s.

            "Underwriting Agreement": The Underwriting Agreement, dated July 14, 2000, between the Depositor and the Representative, relating to the Class A Notes.

            "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.13.

            "Unpaid Interest Shortfall Amount": With respect to any Payment Date after the first Payment Date, the sum of (a) the Unpaid Interest Shortfall Amount for that Class as of the prior Payment Date, (b) the excess of the amount of the Accrued Note Interest due with respect to that Class on the prior Payment Date over the amount actually distributed to the Holders of that Class on account of Accrued Note Interest on the prior Payment Date and (c) interest on the sum of (a) and (b) to the extent permitted by law, at the Formula Rate for such Class for the related Accrual Period.

            "Upper-Tier REMIC": The REMIC established pursuant to Section 2.10 hereof. The assets of the Upper-Tier REMIC shall be the Lower-Tier REMIC Regular Interests.

            "Value": With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae.

            "Voting Rights": With respect to either Trust, the portion of the voting rights of all of the Securities which is allocated to any Security. With respect to the REMIC Trust and any date of determination, 98% of all Voting Rights will be allocated among the Holders of the Class A Notes and the Mezzanine Notes in proportion to the then outstanding Note Principal Balances of their respective Notes, and 1/2 of 1% of all Voting Rights will be allocated among the Holders of the Class C Notes, the Class P Notes and each Class of REMIC Certificates. With respect to the NIMS Trust as any date of determination, 99% of all Voting Rights will be allocated among the Holders of the Class N Notes and 1% of the Voting Rights will be allocated among the Holders of the NIMS Certificates. The Voting Rights allocated to each Class of Note shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

            SECTION 1.02 Allocation of Certain Interest Shortfalls. For purposes of calculating the amount of Accrued Note Interest and the amount of the Interest Payment Amount for the Class A Notes, the Mezzanine Notes and the Class C Notes for any Payment Date, (1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 3.23) and any Relief Act Interest Shortfall incurred in respect of the Mortgage Loans for any Payment Date shall be allocated first, among the Class C Notes on a pro rata basis based on, and to the extent of, one month's interest at the then-applicable Interest Rate on the Notional Amount of the Class C Note and thereafter, among the Class A Notes and the Mezzanine Notes on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective Interest Rate on the respective Note Principal Balance of each such Note and (2) the aggregate amount of any Realized Losses incurred for any Payment Date shall be allocated among the Class C Notes on a pro rata basis based on, and to the extent of, one month's interest at the then-applicable Interest Rate on the Notional Amount of the Class C Note.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                           ORIGINAL ISSUANCE OF NOTES

            SECTION 2.01 Conveyance of Mortgage Loans. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the REMIC Trust all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Bill of Sale and the Mortgage Loan Purchase Agreement, and all other assets and related documents included or to be included in the REMIC Trust. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date).

            In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the REMIC Trust (who directs the Depositor to deliver to, and deposit with, the Indenture Trustee, as pledgee of the REMIC Trust under the REMIC Indenture), the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (each, a "Mortgage File"):

            (a) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Bankers Trust Company of California, N.A., as Indenture Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Indenture Trustee;

            (b) the original Mortgage with evidence of recording thereon;

            (c) an original Assignment of the Mortgage in blank;

            (d) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Indenture Trustee or as contemplated by the immediately preceding clause (c);

            (e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

            (f) the original lender's title insurance policy, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

            The Master Servicer, in its capacity as Originator, shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Master Servicer and the Indenture Trustee, following the later of the Closing Date and the date of receipt by the Master Servicer of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the REMIC Trust, the Indenture Trustee or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(c) and (d) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer, in its capacity as Originator, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the Indenture Trustee and each Rating Agency has received an opinion of counsel, satisfactory in form and substance to the Indenture Trustee and each Rating Agency, to the effect that the recordation of such Assignments in any specific jurisdiction is not necessary to protect the Indenture Trustee's interest in the related Mortgage Note; provided, further, however, notwithstanding the delivery of any opinion of counsel, each Assignment of Mortgage shall be submitted for recording by the Originator in the manner described above, at no expense to the REMIC Trust or Indenture Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Notes entitled to at least 25% of the Voting Rights, (ii) failure of the Master Servicer Termination Test, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Originator, (iv) the occurrence of a servicing transfer as described in Section 6.02 hereof and (iv) if the Originator is not the Master Servicer and with respect to any one assignment of

Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

            If any of the documents referred to in Sections 2.01(b), (c) or (d) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Indenture Trustee of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Indenture Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(f) above, the Depositor shall deliver or cause to be delivered to the Indenture Trustee promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Indenture Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

            All original documents relating to the Mortgage Loans that are not delivered to the Indenture Trustee are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Indenture Trustee on behalf of the Noteholders. In the event that any such original document is required pursuant to the terms of this
Section 2.01 to be a part of a Mortgage File, such document shall be delivered promptly to the Indenture Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section
2.01 to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

            SECTION 2.02 Acceptance of REMIC Trust and NIMS Trust by the Indenture Trustee. Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the REMIC Trust acknowledges receipt of the documents referred to in Section
2.01 (other than such documents described in Section 2.01(e)) above and all other assets included in the definition of the REMIC Trust and NIMS Trust under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Payment Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of the REMIC Trust and NIMS Trust in trust for the exclusive use and benefit of all present and future Noteholders.

            The Indenture Trustee agrees, for the benefit of the REMIC Noteholders, to review each Mortgage File on or before the Closing Date and to certify in substantially the form attached hereto as Exhibit B-1 that, as to each Mortgage Loan listed in the

Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e)) required to be delivered to it pursuant to this Agreement are in its possession,
(ii) such documents have been reviewed by it and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items
(i) through (iii), (ix), (x), (xiii) and (xv) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Indenture Trustee was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose (including with respect to Section 2.01(f), whether such title insurance policy insures the priority of the Mortgage as a first lien) or whether they have actually been recorded or that they are other than what they purport to be on their face or
(ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(e).

            Prior to the first anniversary date of this Agreement the Indenture Trustee shall deliver to the Depositor and the Master Servicer a final certification in the form annexed hereto as Exhibit B-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

            If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Indenture Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Indenture Trustee shall so notify the Depositor and the Master Servicer. In addition, upon the discovery by the Depositor, the Master Servicer or the Indenture Trustee of a breach of any of the representations and warranties made by the Originator in the Section 2.03 in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Noteholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

            The Indenture Trustee shall, at the written request and expense of any Noteholder, provide a written report to such Noteholder, of all Mortgage Files released to the Master Servicer for servicing purposes.

            SECTION 2.03 Representations, Warranties and Covenants of the Originator Regarding the Mortgage Loans. (a) The Originator hereby represents, warrants and covenants to the Indenture Trustee, for the benefit of each of the Indenture Trustee, the Noteholders and the Depositor that as to each Mortgage Loan as of the Closing Date or as of such date specifically provided herein, each of the representations, warranties and covenants set forth on Exhibit A hereto are true and correct in all material respects.

            (b) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Indenture Trustee and shall inure to the benefit of the Noteholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Master Servicer or the Indenture Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Noteholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two (2) Business Days from the date of such discovery. It is understood and agreed that the obligations of the Originator set forth in
Section 2.04(a) to cure, substitute for or repurchase a Mortgage Loan constitute the sole remedies available to the Depositor, the Noteholders or to the Indenture Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.03.

            SECTION 2.04 Repurchase or Substitution of Mortgage Loans by the Originator; Payment of Prepayment Charges in the Event of Breach. (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Originator of any representation, warranty or covenant set forth in Section 2.03 in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Noteholders (in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Originator, as to which the Originator has no knowledge, without regard to the Originator's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made), the Indenture Trustee shall promptly notify the Originator and the Master Servicer of such defect, missing document or breach and request that the Originator deliver such missing document or cure such defect or breach within 90 days from the date the Originator was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer shall require the Originator to repurchase such Mortgage Loan from the REMIC Trust at the Purchase Price within 90 days after the date on which the Originator was notified (subject to Section 2.04(d)) of such missing document, defect or breach; provided, that, in the event that such defect, missing document or breach is a result of any action of the Depositor or the Seller occurring subsequent to the purchase of the Mortgage Loans from the Originator pursuant to the Mortgage Loan Purchase Agreement, the Depositor shall have the obligation to cure such defect or breach or repurchase such Mortgage Loan. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Indenture Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Originator the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall furnish to it and as shall be necessary to vest in the Originator any Mortgage Loan released pursuant hereto, and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, the Originator may cause such Mortgage Loan to be removed from the REMIC Trust (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.04(d). It is understood and agreed that the obligation of the Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Indenture Trustee on behalf of the Noteholders.

            (b) As promptly as practicable (and no later than 90 days) after the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.06 which materially and adversely affects the interests of the Noteholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

            (c) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section
2.06 which materially and adversely affects the interests of the Holders of the Class P Notes to any Prepayment Charge, the Master Servicer shall cure such breach in all material respects. If the representation made by the Master Servicer in Section 2.06(g) is breached, the Master Servicer shall pay into the Collection Account the amount of the scheduled Prepayment Charge, less any amount previously collected and paid by the Master Servicer into the Collection Account; and if the covenant made by the Master Servicer in Section 2.06(h) is breached, the Master Servicer shall pay into the Collection Account the amount of the waived Prepayment Charge.

            (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.04(a) must be effected prior to the date which is two (2) years after the Startup Day for the REMIC Trust.

            As to any Deleted Mortgage Loan for which the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator delivering to the Indenture Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Indenture Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Indenture Trustee shall acknowledge receipt of such Qualified Substitute Mortgage Loan or Loans and, within ten (10) Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit B-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Indenture Trustee shall deliver to the Depositor and the Master Servicer a certification substantially in the form of Exhibit B-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the REMIC Trust and will be retained by the Depositor or the Originator, as the case may be. For the month of substitution, distributions to Noteholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Originator shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Originator shall give or cause to be given written notice to the Noteholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Indenture Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Originator, all applicable representations and warranties thereof set forth in
Section 2.03, as of the date of substitution.

            For any month in which the Originator substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate, plus all outstanding P&I Advances and Servicing Advances. On the date of such substitution, the Originator will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Indenture Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Originator the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

            In addition, the Originator shall obtain at its own expense and deliver to the Indenture Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the REMIC created hereby, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or
(b) if the REMIC Trust fails to qualify as a REMIC at any time that any Note is outstanding.

            (e) Upon discovery by the Depositor, the Originator, the Master Servicer or the Indenture Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two (2) Business Days give written notice thereof to the other parties. In connection therewith, the Originator or, subject to Section 2.04(a), the Depositor, shall repurchase or, subject to the limitations set forth in Section 2.04(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.04(a). The Indenture Trustee shall reconvey to the Originator the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

            SECTION 2.05 Representations and Warranties of the Depositor.
(a) The Depositor hereby represents and warrants to the Indenture Trustee, for the benefit of the Noteholders, the Owner Trustee and the Master Servicer that as of the Closing Date or as of such other date specifically provided herein:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (ii) Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by this Agreement;

            (iii) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (iv) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

            (v) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage

      Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (vi) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement; and

            (vii) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder.

            (b) It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Indenture Trustee, and shall inure to the benefit of the Indenture Trustee, for the benefit of the Noteholders.

            SECTION 2.06 Representations, Warranties and Covenants of the Master Servicer. The Master Servicer hereby represents, warrants and covenants to the Indenture Trustee, for the benefit of each of the Indenture Trustee, the Owner Trustee, the Noteholders and the Depositor that as of the Closing Date or as of such date specifically provided herein:

            (a) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

            (b) The Master Servicer has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the REMIC Trust, the NIMS Trust and the Indenture Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (c) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

            (d) The Master Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

            (e) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by the Master Servicer of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

            (g) The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law upon the Mortgagor's full and voluntary principal prepayment (except to the extent that:

      (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof);

            (h) The Master Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing mortgage loans similar to the Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), and in no event will it waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default; and

            (i) The Master Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Master Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.06 shall survive delivery of the Mortgage Files to the Indenture Trustee, and shall inure to the benefit of the Indenture Trustee, the REMIC Trust, the Depositor and the Noteholders. Upon discovery by any of the Depositor, the Master Servicer or the Indenture Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Noteholders, the party discovering such breach shall give prompt written notice (but in no event later than two (2) Business Days following such discovery) to the Indenture Trustee. The obligation of the Master Servicer set forth in Section 2.04(c) to cure breaches shall constitute the sole remedy against the Master Servicer available to the Noteholders, the Depositor or the Indenture Trustee on behalf of the Noteholders respecting a breach of the representations, warranties and covenants contained in this Section 2.06. The preceding sentence shall not, however, limit any remedies available to the Noteholders, the Depositor or the Indenture Trustee on behalf of the Noteholders, pursuant to the Mortgage Loan Purchase Agreement signed by the Master Servicer in its capacity as Originator, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Originator contained in the Mortgage Loan Purchase Agreement or pursuant to Section 2.03 hereof.

            SECTION 2.07 Issuance of REMIC Trust Interests. The REMIC Trust acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in the REMIC Trust, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Owner Trustee on behalf of the REMIC Trust, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the REMIC Trust Interests.

            SECTION 2.08 Conveyance of Class S Notes and Class P Notes; Acceptance of the NIMS Trust by the Indenture Trustee. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the NIMS Trust without recourse all the right, title and interest of the Depositor in and to the Class S and Class P Notes, for the benefit of the Holders of the Class N Notes. The Indenture Trustee, on behalf of the NIMS Trust, acknowledges receipt of the Class S and Class P Notes and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class N Notes.

            SECTION 2.09 Issuance of Class N Notes and NIMS Certificates. The NIMS Trust acknowledges the assignment to it of the Class S and Class P Notes and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Owner Trustee on behalf of the NIMS Trust has executed, authenticated and delivered to or upon the order of the Depositor, the Class N Notes and NIMS Certificates in authorized denominations.

            SECTION 2.10 Miscellaneous REMIC Provisions. (a) The Indenture Trustee, as agent of the REMIC Trust, shall elect that each of the Lower-Tier REMIC and the Upper-Tier REMIC shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of the Lower-Tier REMIC shall include the Mortgage Loans, the Accounts (other than the Non-REMIC Accounts), any REO Property, and any proceeds of the foregoing. The Lower-Tier REMIC Regular Interests (as defined below) shall constitute the assets of the Upper-Tier REMIC.

            (b) The Lower-Tier REMIC will be evidenced by (x) Lower-Tier Interest 1, Lower-Tier Interest 2, Lower-Tier Interest 3, Lower-Tier Interest 4, Lower-Tier Interest 5, and Lower-Tier Interest 6 (the "Lower-Tier REMIC Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in the Lower-Tier REMIC and (y) the Class R-1 Certificate, which is hereby designated as the single "residual interest" in the Lower-Tier REMIC (the Lower-Tier REMIC Regular Interests, together with the Class R-1 Certificate, the "Lower-Tier REMIC Interests"). The Lower-Tier REMIC Regular Interests shall be recorded on the records of the Lower-Tier REMIC as being issued to and held by the Indenture Trustee on behalf of the Upper-Tier REMIC.

            Lower-Tier Interest 1 shall have an initial principal balance equal to one percent of the sum of the initial principal balances of the Class A Notes and the Mezzanine Notes (that is, $3,511,050.00). Lower-Tier Interest 2 shall have an initial principal balance equal to one percent of the original principal balance of the Mortgage Pool (that is, $3,511,050.00). Lower-Tier Interest 3 shall have an initial principal balance equal to the excess of (i) original principal balance of the Mortgage Pool over
(ii) the sum of the initial principal balances of Lower-Tier Interest 1 and Lower-Tier Interest 2 (that is, $344,082,900.00). On each Payment Date, principal payments on the Mortgage Loans shall be allocated 99% to Lower-Tier Interest 2 and Lower-Tier Interest 3 and 1% to Lower-Tier Interest 1 until paid in full.

            Any Overcollateralization Increase Amount will not be paid as interest to the Lower-Tier REMIC Regular Interests, but instead to the extent available, a portion of the interest payable with respect to Lower-Tier Interest 3 which equals 1% of the Overcollateralization Increase Amount will be payable as a reduction of the principal balance of Lower-Tier Interest 1 in the same manner in which the Overcollateralization Increase Amount is allocated among the Class A Notes and the Mezzanine Notes, respectively (and will be accrued and added to principal on Lower-Tier Interest 3 in the same proportion as interest payable on such Interest is used to reduce principal on the other Interest as just described).

            Notwithstanding the above, principal payments on the Mortgage Loans that are attributable to the Overcollateralization Reduction Amount shall be allocated to Lower-Tier Interest 2 and Lower-Tier Interest 3 (allocated first to Lower-Tier Interest 3 until such certificates are paid in full, and second to Lower-Tier Interest 2).

            Realized Losses shall be applied such that after all distributions have been made on such Payment Date the principal balance of Lower-Tier Interest 1 is 1% of the principal balance of the Class A Notes and the Mezzanine Notes and the aggregate principal balance of Lower-Tier Interest 2 and Lower-Tier Interest 3 is equal to the sum of the principal balances of the Mortgage Loans less an amount equal to the principal balance of Lower-Tier Interest 1.

            Lower-Tier Interest 1, Lower-Tier Interest 2 and Lower-Tier Interest 3 shall each have Interest Rates equal to the Net WAC Rate. Lower-Tier Interest 4 shall have no principal balance and no Interest Rate and shall be entitled only to any Prepayment Charges. The Class R-1 Certificate shall have no principal balance and no Interest Rate and shall be entitled to only those distributable assets, if any, remaining in the Lower-Tier REMIC on each Payment Date after all amounts required to be distributed to Lower-Tier Interest 1, Lower-Tier Interest 2, Lower-Tier Interest 3 and Lower-Tier Interest 4 and applicable Trust expenses have been paid.

            The Lower-Tier REMIC Interests will have the following designations and Interest Rates, and distributions of principal and interest thereon shall be allocated to the Notes and the Certificates in the following manner:

  Lower-Tier       Initial                    Allocation of   Allocation
REMIC Interests    Balance     Interest Rate    Principal     of Interest
---------------    -------     -------------    ---------     -----------
       1         $3,511,050         (1)            (3)            (4)
       2         $3,511,050         (1)            (3)            (4)
       3        $344,082,900        (1)            (3)            (4)
       4             (2)            (2)            (2)            (2)
   Class R-1         (5)            (5)            (5)            (5)
  Certificate


------------------------
(1) The Interest Rate on these Lower-Tier REMIC Regular Interests shall at any time of determination equal the Net WAC Rate.

(2) This Lower-Tier REMIC Regular Interest is entitled only to any Prepayment Charges.

(3) Principal will be allocated to and apportioned among the Class A Notes and the Mezzanine Notes in the same proportion as principal from the Mortgage Loans is payable with respect to such Notes, except that a portion of such principal in an amount equal to the Overcollateralization Reduction Amount shall first be allocated as a payment of interest to the Class C Notes, and all principal will be allocated as a payment of interest to the Class C Notes after the principal balances of the Class A Notes and the Mezzanine Notes have been reduced to zero.

(4) Except as provided in the next sentence, interest will be allocated among the Class A Notes and the Mezzanine Notes in the same proportion as interest is payable on such Notes.

      Any interest with respect to each Lower-Tier REMIC Regular Interest in excess of the product of (i) 100 times the weighted average coupon of Lower-Tier Interest 1, Lower-Tier Interest 2 and Lower-Tier Interest 3, where Lower-Tier Interest 1 is first subject to a cap and floor equal to the weighted average of the Class A, Class M-1, Class M-2 and Class B-1 Interest Rates, and Lower-Tier Interest 2 and Lower-Tier Interest 3 are each subject to a cap equal to 0%, and (ii) the principal balance of each such Lower-Tier Interest, shall not be allocated to the Class A Notes and Mezzanine Notes but will be allocated to the Class C Notes. However, the Class C Notes shall be subordinated to the extent provided in Section 4.01 hereof.

(5) On each Payment Date, available funds, if any, remaining in the Lower-Tier REMIC after payments of interest and principal, as designated above, will be distributed to the Class R-1 Certificate. It is expected that there shall not be any distributions on the Class R-1 Certificate.

            (c) The Class A-1, Class M-1, Class M-2, Class B-1, Class C and Class P Notes are hereby designated as "regular interests" with respect to the Upper-Tier REMIC (the "Upper-Tier REMIC Regular Interests") and the Class R-2 Certificate is hereby designated as the single "residual interest" with respect to the Upper-Tier REMIC. On each Distribution Date, available funds, if any, remaining in the Upper-Tier REMIC after payments of interest and principal as designated herein shall be distributed to the Class R-2 Certificates.

            (d) For federal income tax purposes, the "latest possible maturity date" for each of the Lower-Tier REMIC Regular Interests and Upper-Tier REMIC Regular Interests is hereby set to be the Payment Date occurring in August, 2030.

            SECTION 2.11 Supplemental Interest Trust. (a) The REMIC Trust does hereby create and establish a trust, the "Morgan Stanley Supplemental Interest Trust 2000-1" (the "Supplemental Interest Trust"). The Supplement Interest Trust shall hold the Supplemental Interest Account established pursuant to Section 3.10(f) hereof. None of the assets of the Supplemental Interest Trust shall be considered assets of the REMIC Trust, and any amounts transferred from the REMIC Trust to the Supplemental Interest Rust shall be treated as distributions with respect to the Class C Notes.

            (b) The amount on deposit in the Supplement Interest Account on any Payment Date is the "Total Supplemental Interest Payment Amount Available" on such Payment Date.

            (c) On each Payment Date, the Indenture Trustee shall withdraw funds from the Supplemental Interest Account and make the payments required by Section 4.01(e) hereof.

            (d) The Indenture Trustee, on behalf of the Supplemental Interest Trust, shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Person entitled thereto of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith..

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01 Master Servicer to Act as Master Servicer. The Master Servicer shall service and administer the Mortgage Loans on behalf of the Indenture Trustee and in the best interests of and for the benefit of the Noteholders of the REMIC Trust (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

            (a) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

            (b) the ownership or non-ownership of any Security by the Master Servicer or any Affiliate of the Master Servicer;

            (c) the Master Servicer's obligation to make P&I Advances or Servicing Advances; or

            (d) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

            To the extent consistent with the foregoing, the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in
Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Indenture Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Noteholders of the REMIC Trust and the Indenture Trustee, and upon notice to the Indenture Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Indenture Trustee and Noteholders of the REMIC Trust. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Indenture Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Indenture Trustee hereby grants to the Master Servicer a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Indenture Trustee and the Noteholders of the REMIC Trust. The Indenture Trustee shall execute a separate power of attorney in favor of the Master Servicer for the purposes described herein to the extent necessary or desirable to enable the Master Servicer to perform its duties hereunder. The Indenture Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

            Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section
3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Noteholders of the REMIC Trust, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.03) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any REMIC created hereby to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

            The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

            SECTION 3.02 Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers. (a) The Master Servicer may enter into Sub-Servicing Agreements (provided, that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Notes, as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the Indenture Trustee) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. The Indenture Trustee is hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

            Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Noteholders of the REMIC Trust, without the consent of the Noteholders of the REMIC Trust entitled to at least 66% of the Voting Rights of the REMIC Trust. Any variation without the consent of the Holders of Notes of the REMIC Trust entitled to at least 66% of the Voting Rights of the REMIC Trust from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Indenture Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

            (b) As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Indenture Trustee and the Noteholders of the REMIC Trust, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Originator under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in
Section 2.04(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Originator shall be effected by the Master Servicer to the extent it is not the Originator, and otherwise by the Indenture Trustee, in accordance with the foregoing provisions of this paragraph.

            SECTION 3.03 Successor Sub-Servicers. The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under
Section 3.02.

            Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Indenture Trustee without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

            SECTION 3.04 Liability of the Master Servicer. Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Indenture Trustee and the Noteholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            SECTION 3.05 No Contractual Relationship Between Sub-Servicers and Indenture Trustee or Noteholders. Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Indenture Trustee and Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            SECTION 3.06 Assumption or Termination of Sub-Servicing Agreements by Indenture Trustee. In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Default), the Indenture Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Indenture Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03.

            Upon such assumption, the Indenture Trustee, its designee or the successor servicer for the Indenture Trustee appointed pursuant to Section 6.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) none of the Indenture Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

            The Master Servicer at its expense shall, upon request of the Indenture Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

            SECTION 3.07 Collection of Certain Mortgage Loan Payments. The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.03(d) pursuant to which the Master Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off") or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor.

            SECTION 3.08 Sub-Servicing Accounts. In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account. The Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

            SECTION 3.09 Collection of Taxes, Assessments and Similar Items; Servicing Accounts. The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"). Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to
(i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance);
(iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article VI or (vi) recover amounts deposited in error. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Master Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Master Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

            SECTION 3.10 Collection Account, Payment Account, Supplemental Interest Account and NIMS Payment Account. (a) On behalf of the REMIC Trust, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Indenture Trustee and the Noteholders of the REMIC Trust. On behalf of the REMIC Trust, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 8.01);

            (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

            (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.04 or Section 8.01;

            (vii) all Substitution Shortfall Amounts; and

            (viii) all Prepayment Charges collected by the Master Servicer.

            For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

            The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Master Servicer in the Collection Account and shall, upon collection, belong to the Master Servicer as additional compensation for its servicing activities. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

            (b) On behalf of the REMIC Trust, the Indenture Trustee shall establish and maintain one or more Eligible Accounts (such account or accounts, the "Payment Account"), held in trust for the benefit of the Noteholders of the REMIC Trust. On behalf of the REMIC Trust, the Master Servicer shall deliver to the Indenture Trustee in immediately available funds for deposit in the Payment Account on or before 3:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Payment Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Payment Account) for the related Payment Date then on deposit in the Collection Account, the amount of all Prepayment Charges on the Prepayment Charge Schedule collected by the Master Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans then on deposit in the Collection Account (other than any such Prepayment Charges received after the related Prepayment Period) and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.25, and
(ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Indenture Trustee, the Owner Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

            (c) Funds in the Collection Account and the Payment Account may be invested in Permitted Investments in accordance with the provisions set forth in
Section 3.12. The Master Servicer shall give notice to the Indenture Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof. The Indenture Trustee shall give notice to the Master Servicer and the Depositor of the location of the Payment Account when established and prior to any change thereof.

            (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Indenture Trustee for deposit in an account (which may be the Payment Account and must satisfy the standards for the Payment Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Indenture Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Indenture Trustee for deposit in the Payment Account any amount not required to be deposited therein, it may at any time request that the Indenture Trustee withdraw such amount from the Payment Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Indenture Trustee from time to time for deposit, and the Indenture Trustee shall so deposit, in the Payment
Account:


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            (i) any P&I Advances, as required pursuant to Section 4.03, unless delivered directly to the Indenture Trustee by an Advancing Person;

            (ii) any amounts required to be deposited pursuant to Section 3.22(d) or (f) in connection with any REO Property;

            (iii) any amounts to be paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 8.01;

            (iv) any amounts required to be deposited pursuant to Section 3.23 in connection with any Prepayment Interest Shortfalls; and

            (v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

            (e) Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, federal bankruptcy court or other source, the Indenture Trustee shall deposit such funds in the Payment Account, subject to withdrawal thereof pursuant to Section 6.02(b) or as otherwise permitted hereunder.

            (f) On behalf of the Holders of the Class A Notes and the Mezzanine Notes, the Indenture Trustee shall establish and maintain one or more Eligible Accounts (such account or accounts, the "Supplemental Interest Account") held in trust for the benefit of such Noteholders. The Supplemental Interest Account shall be an Eligible Account, owned by the REMIC Trust but shall not be part of any REMIC held by the REMIC Trust. The Indenture Trustee shall deposit to the Supplemental Interest Account all payments made with respect to the Class C Notes. Amounts on deposit in the Supplemental Interest Account shall be invested in Permitted Investments, and any income on such investments shall be paid to the Holder of the Class S Note.

            (g) On behalf of the Holders of the Class N Notes and the NIMS Certificates, the Indenture Trustee shall establish and maintain one or more Eligible Accounts (the "NIMS Payment Account") held in trust for the benefit of the Holders of Class N Notes and the NIMS Certificates. The Indenture Trustee shall deposit to the NIMS Payment Account all payments made with the respect to the Class P Notes and the Class S Notes pursuant to Section 4.01(a) and (e) hereof.

            SECTION 3.11 Withdrawals from the Collection Account and Payment Account. (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 3.03:

            (i) to remit to the Indenture Trustee for deposit in the Payment Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

            (ii) subject to Section 3.15(d), to reimburse the Master Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage


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


      Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.03;

            (iii) subject to Section 3.15(d), to pay the Master Servicer or any Sub-Servicer (a) any unpaid Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Master Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan;

            (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

            (v) to pay to the Master Servicer, the Depositor or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.04 or Section 3.15(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

            (vi) to reimburse the Master Servicer for any P&I Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.03;

            (vii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 5.03;

            (viii)to reimburse the Master Servicer or the Indenture Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.04 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

            (ix) to pay, or to reimburse the Master Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.15(b); and

            (x) to clear and terminate the Collection Account pursuant to
      Section 8.01.

            The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above. The Master Servicer shall provide written notification to the Indenture Trustee, on or prior to the next succeeding Master


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


Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

            (b) The Indenture Trustee shall, from time to time, make withdrawals from the Payment Account, for any of the following purposes, without priority:

            (i) to make payments to the Noteholders of the REMIC Trust in accordance with Section 4.01;

            (ii) to pay to itself amounts to which it is entitled (including the Indenture Trustee's Fee) pursuant to Section 7.05;

            (iii) to pay to the Owner Trustee the Owner Trustee's Fee pursuant to Section 7.05;

            (iv) to pay itself and to the Depositor any interest income earned on funds deposited in the Payment Account pursuant to Section 3.12(c);

            (v) to reimburse itself pursuant to Section 6.02 or pursuant to
      Section 6.01 to the extent such amounts in Section 6.01 were not reimbursed by the Master Servicer;

            (vi) to pay any amounts in respect of taxes pursuant to Section 9.02(g)(iii);

            (vii) to remit to the Master Servicer any amount deposited in the Payment Account by the Master Servicer but not required to be deposited therein in accordance with Section 3.10(d);

            (viii) to pay to an Advancing Person reimbursements for P&I Advances and/or Servicing Advances pursuant to Section 3.25; and

            (ix) to clear and terminate the Payment Account pursuant to Section 8.01.

            SECTION 3.12 Investment of Funds in the Collection Account and the Payment Account. (a) The Master Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section
3.12 an "Investment Account"), and the Depositor may direct any depository institution maintaining the Payment Account (for purposes of this Section 3.12, also an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Indenture Trustee is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Indenture Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment


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Account shall be made in the name of the Indenture Trustee (in its capacity as such) or in the name of a nominee of the Indenture Trustee. The Indenture Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Indenture Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Indenture Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Indenture Trustee shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Indenture Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Master Servicer, shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.22, as applicable or withdrawal by the Indenture Trustee in accordance with Section
3.11. The Master Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss from its own funds without reimbursement thereof.

            (c) All income and gain realized from the investment of funds deposited in the Payment Account held by or on behalf of the Indenture Trustee, shall be for the benefit of the Indenture Trustee and of the Depositor and shall be subject to its withdrawal on each Payment Date; 2/7ths of such investment earnings shall be paid to the Indenture Trustee, and 5/7ths shall be paid to the Depositor. The Indenture Trustee shall deposit in the Payment Account, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss from its own funds without reimbursement thereof.

            (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Indenture Trustee may and, subject to Section 9.01 and Section 7.02(v), upon the request of the Holders of Notes representing more than 50% of the Voting Rights allocated to any Class of Notes, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.


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            SECTION 3.13 Maintenance of Hazard Insurance and Errors and
Omissions and Fidelity Coverage. (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of
(i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.22, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating payments to Noteholders of the REMIC Trust, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

            In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the


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


related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee and Noteholders of the REMIC Trust, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall provide the Indenture Trustee (upon the Indenture Trustee's reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Indenture Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

            SECTION 3.14 Enforcement of Due-On-Sale Clauses; Assumption Agreements. The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of the REMIC Trust and shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the


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


Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section 3.14 is obtained. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Indenture Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Indenture Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            SECTION 3.15 Realization Upon Defaulted Mortgage Loans. (a) The Master Servicer shall use its best efforts consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans (including selling any such Mortgage Loan rather than converting the ownership of the related properties if such sale would maximize the timely and complete recovery of principal and interest on the related Mortgage Note in accordance with the servicing standard set forth in Section 3.01) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and
Section 3.22. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such


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


property unless it shall determine in its sole and absolute discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

            (b) Notwithstanding the foregoing provisions of this Section 3.15 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Indenture Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Indenture Trustee, the REMIC Trust or the Noteholders of the REMIC Trust would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

            (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the REMIC Trust to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

            (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the REMIC Trust to take such actions with respect to the affected Mortgaged Property.

            The cost of the environmental audit report contemplated by this
Section 3.15 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Noteholders of the REMIC Trust to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. It is understood by the parties hereto that any such advance will be deemed a Servicing Advance.

            If the Master Servicer determines, as described above, that it is in the best economic interest of the REMIC Trust to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting


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


any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the REMIC Trust. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Noteholders of the REMIC Trust to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. It is understood by the parties hereto that any such advance will be deemed a Servicing Advance.

            (c) The Master Servicer may at its option purchase from the REMIC Trust any Mortgage Loan or related REO Property that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Indenture Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that the Master Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency, purchasing the most delinquent Mortgage Loans or related REO Properties first. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Indenture Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

            (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and P&I Advances, pursuant to Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Payment Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

            SECTION 3.16 Indenture Trustee to Cooperate; Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Indenture Trustee by a certification in the form of Exhibit C (which certification shall include a statement to the


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effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Payment Account.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Indenture Trustee shall, upon request of the Master Servicer and delivery to the Indenture Trustee of a Request for Release in the form of Exhibit C, release the related Mortgage File to the Master Servicer, and the Indenture Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Master Servicer shall retain such Mortgage File in trust for the benefit of the Noteholders of the REMIC Trust. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Indenture Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Indenture Trustee to the Master Servicer or its designee.

            (c) Upon written certification of a Servicing Officer, the Indenture Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Master Servicer a power of attorney sufficient to authorize the Master Servicer to execute such documents on its behalf; provided, that the Indenture Trustee shall be obligated to execute the documents identified above if necessary to enable the Master Servicer to perform its duties hereunder. Each such certification shall include a request that such pleadings or documents be executed by the Indenture Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery


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thereof by the trustee will not invalidate or otherwise affect the lien of the
Mortgage, except for the termination of such a lien upon completion of the foreclosure or Trustee's sale.

            SECTION 3.17 Servicing Compensation. As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section
3.23. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Late Collections, Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.22. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement; provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under
Section 3.02.

            Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Master Servicer (subject to Section 3.23) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.22(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.23. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.13, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, it being understood however, that payment of such premiums by the Master Servicer shall constitute Servicing Advances and servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 7.05, the fees and expenses of the Indenture Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

            SECTION 3.18 Reports to the Indenture Trustee; Collection Account Statements. Not later than fifteen days after each Payment Date, the Master Servicer shall forward to the Indenture Trustee and the Depositor a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on such Payment Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in
Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Payment Date. Copies of such statement shall be provided by the Indenture Trustee to any Holder of a Security, and to


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


any Person identified to the Indenture Trustee as a prospective transferee of a Security, upon request at the expense of the requesting party; provided, such statement is delivered by the Master Servicer to the Indenture Trustee.

            SECTION 3.19 Statement as to Compliance. The Master Servicer will deliver to the Indenture Trustee, the Depositor and each Rating Agency on or before April 15 of each calendar year commencing in 2001, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Indenture Trustee to any Holder of a Security, and to any Person identified to the Indenture Trustee as a prospective transferee of a Note, upon the request and at the expense of the requesting party; provided, that such statement is delivered by the Master Servicer to the Indenture Trustee.

            SECTION 3.20 Independent Public Accountants' Servicing Report. Not later than April 15 of each calendar year commencing in 2001, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Indenture Trustee and each Rating Agency. Copies of such statement shall be provided by the Indenture Trustee to any Holder of a Security upon request at the Master Servicer's expense; provided, that such statement is delivered by the Master Servicer to the Indenture Trustee. In the event such firm of independent certified public accountants requires the Indenture Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Indenture Trustee has not made any independent inquiry or


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investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

            SECTION 3.21 Access to Certain Documentation. The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Holder of a Security, access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this Agreement, as may be required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this Agreement will be provided to any Noteholder, the Indenture Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Holder of a Security, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

            SECTION 3.22 Title, Management and Disposition of REO Property.
(a) The deed of sale of any REO Property shall be taken in the name of the Indenture Trustee, or its nominee, in trust for the benefit of the Noteholders of the REMIC Trust. The Master Servicer, on behalf of the REMIC Trust (and on behalf of the Indenture Trustee for the benefit of the Noteholders), shall either sell any REO Property before the close of the third taxable year after the year the REMIC Trust acquires ownership of such REO Property for purposes of
Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to the Indenture Trustee and the Depositor an Opinion of Counsel, addressed to the Indenture Trustee and the Depositor, to the effect that the holding by the REMIC Trust of such REO Property subsequent to three years after its acquisition will not result in the imposition on the REMIC Trust of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any REMIC to fail to qualify as a REMIC under Federal law at any time that any Notes are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Noteholders of the REMIC Trust solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

            (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Indenture Trustee for the benefit of the Noteholders of the REMIC Trust (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers


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


for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

            (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Noteholders of the REMIC Trust. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

            (iii) all costs and expenses necessary to maintain such REO
      Property.

            To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds as Servicing Advances such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's sole judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

            Notwithstanding the foregoing, neither the Master Servicer nor the Indenture Trustee shall:

            (A) authorize the REMIC Trust to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (B) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;


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


            (C) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code;

            (D) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the REMIC Trust;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Indenture Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by any REMIC created hereunder, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

            The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property; provided, that:

            (1) the terms and conditions of any such contract shall not be inconsistent herewith;

            (2) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

            (3) none of the provisions of this Section 3.22(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Indenture Trustee on behalf of the Noteholders of the REMIC Trust with respect to the operation and management of any such REO Property; and

            (4) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.


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


The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.17 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

            (d) In addition to the withdrawals permitted under Section 3.22(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Payment Account in accordance with
Section 3.10(d)(ii), for distribution on the related Payment Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.22(c) or this Section 3.22(d).

            (e) Subject to the time constraints set forth in Section 3.22(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

            (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Payment Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Payment Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

            (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

            SECTION 3.23 Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls. The Master Servicer shall deliver to the Indenture Trustee for deposit into the Payment Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Payment Date


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


resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the amount of its aggregate Servicing Fee for the most recently ended calendar month.

            SECTION 3.24 Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments. In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Indenture Trustee for deposit in the Payment Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the REMIC Trust, the Indenture Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this
Section 3.24 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

            SECTION 3.25 Advance Facility. (a) The Master Servicer is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may fund P&I Advances and/or Servicing Advances under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such P&I Advances and/or Servicing Advances. To the extent that an Advancing Person funds any P&I Advance or any Servicing Advance and provides the Indenture Trustee with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.25(b). Such notice from the Advancing Person must specify the amount of the reimbursement and must specify which Section of this Agreement permits the applicable P&I Advance or Servicing Advance to be reimbursed. The Indenture Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section
3.25. An Advancing Person whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the qualifications of a Sub-Servicer pursuant to Section 3.02 hereof.

            (b) If an Advancing Person is entitled to reimbursement for any particular P&I Advance or Servicing Advance, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii), Section 3.11(a)(vi) or Section 3.11(a)(ix), but instead the Master Servicer shall include such amounts in the applicable remittance to the Indenture Trustee made pursuant to Section 3.10(b) to the extent of amounts on deposit in the Collection Account on the related Master Servicer Remittance Date. The Indenture Trustee is hereby authorized to pay to an Advancing Person, reimbursements for P&I Advances and Servicing Advances from the Payment Account to the same extent the Master Servicer would have been permitted to reimburse itself for such P&I Advances and/or Servicing Advances in


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


accordance with Section 3.11(a)(ii), Section 3.11(a)(iii), Section 3.11(a)(vi) or Section 3.11(a)(ix), as the case may be, had the Master Servicer made such P&I Advance or Servicing Advance.


                                   ARTICLE IV

                             PAYMENTS TO NOTEHOLDERS

            SECTION 4.01 Payments. (a) On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account and pay to the Holder of the Class P Notes, all Prepayment Charges collected during the prior Prepayment Period.

            (b) On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account an amount equal to the Interest Amount and pay to the REMIC Noteholders the following amounts, in the following order of priority:

            (i) to the Holders of the Class A Notes, an amount equal to the Senior Interest Payment Amount;

            (ii) to the extent of the Interest Amount remaining after payment of the Senior Interest Payment Amount, to the Holders of the Class M-1 Notes, an amount equal to the Interest Payment Amount allocable to the Class M-1 Notes;

            (iii) to the extent of the Interest Amount remaining after payment of the Senior Interest Payment Amount and the Interest Payment Amount allocable to the Class M-1 Notes, to the Holders of the Class M-2 Notes, an amount equal to the Interest Payment Amount allocable to the Class M-2 Notes;

            (iv) to the extent of the Interest Amount remaining after payment of the Senior Interest Payment Amount and the Interest Payment Amounts allocable to the Class M-1 Notes and the Class M-2 Notes, to the Holders of the Class B-1 Notes, an amount equal to the Interest Payment Amount for allocable Class B-1 Notes; and

            (v) the Interest Amount remaining after payment of the Senior Interest Payment Amount and the Interest Payment Amounts for the Class M-1 Notes, the Class M-2 Notes, and the Class B-1 Notes, shall be treated as a component of the Net Monthly Excess Cashflow and applied as provided in
      Section 4.01(d).

            (c) On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account an amount equal to the Principal Payment Amount and pay to the Noteholders the following amounts, in the following order of priority:

            (i) On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred and is continuing, the Principal Payment Amount shall be paid in the following order of priority;


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


                  first,  to the Holders of the Class A Notes,  until the Note
            Principal Balance of such Class has been reduced to zero;

                  second,  to the Holders of the  Class M-1  Notes,  until the
            Note Principal Balance of such Class has been reduced to zero;

                  third,  to the  Holders of the  Class M-2  Notes,  until the
            Note Principal Balance of such Class has been reduced to zero; and

                  fourth, to the Holders of the Class B-1 Notes, until the Note
            Principal Balance of such Class has been reduced to zero.

            (ii) On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event has not occurred and is not continuing, the Principal Payment Amount shall be paid in the following order of priority:

                  first, the lesser of (x) the Principal Payment Amount and (y)
            the Class A Principal Payment Amount shall be paid to the Holders of the Class A Notes, until the Note Principal Balance of such Class has been reduced to zero;

                  second, the lesser of (x) the excess of (i) the Principal
            Payment Amount over (ii) the amount paid to the Holders of the Class A Notes pursuant to clause first above and (y) the Class M-1 Principal Payment Amount shall be paid to the Holders of the Class M-1 Notes, until the Note Principal Balance of such Class has been reduced to zero;

                  third, the lesser of (x) the excess of (i) the Principal
            Payment Amount over (ii) the sum of the amounts distributed to the Holders of the Class A Notes pursuant to clause first above and to the Holders of the Class M-1 Notes pursuant to clause second above and (y) the Class M-2 Principal Payment Amount shall be distributed to the Holders of the Class M-2 Notes, until the Note Principal Balance of such Class has been reduced to zero; and

                  fourth, the lesser of (x) the excess of (i) the Principal
            Payment Amount over (ii) the sum of the amounts paid to the Holders of the Class A Notes pursuant to clause first above, to the Holders of the Class M-1 Notes pursuant to clause second above and to the Holders of the Class M-2 Notes pursuant to clause third above and
            (y) the Class B-1 Principal Payment Amount shall be distributed to the Holders of the Class B-1 Notes, until the Note Principal Balance of such Class has been reduced to zero.

            (d) On each Payment Date, the Net Monthly Excess Cashflow (or, in the case of clause (i) below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be distributed as follows:


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            (i) to the Holders of the Class or Classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Mortgage Loans, applied to reduce the Note Principal Balance of such Notes until the aggregate Note Principal Balance of such Notes is reduced to zero;

            (ii) to the Holders of the Class or Classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount, applied to reduce the Note Principal Balance of such Notes until the aggregate Note Principal Balance of such Notes is reduced to zero;

            (iii) to the Holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Notes;

            (iv) to the Holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Notes;

            (v) to the Holders of the Class B-1 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Notes;

            (vi) to the Holders of the Class A Notes, in an amount equal to the aggregate of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 3.23) and any Relief Act Interest Shortfall allocated to such Notes;

            (vii) to the Holders of the Class M-1 Notes, in an amount equal to the aggregate of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 3.23) and any Relief Act Interest Shortfall allocated to such Notes;

            (viii) to the Holders of the Class M-2 Notes, in an amount equal to the aggregate of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 3.23) and any Relief Act Interest Shortfall allocated to such Notes;

            (ix) to the Holders of the Class B-1 Notes, in an amount equal to the aggregate of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 3.23) and any Relief Act Interest Shortfall allocated to such Notes;

            (x) to reimburse the Indenture Trustee, the Owner Trustee and/or the Master Servicer for any expenses not previously reimbursed, including Servicing Advances and Nonrecoverable Advances;

            (xi) to the Supplemental Interest Account, the Class C Payment Amount, such transfer to be deemed a distribution on the Class C Notes.


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


            (xii) any remaining amount, to the Holders of the Class R-1 Certificates.

            (e) On each Payment Date, the Indenture Trustee shall apply the Total Supplement Interest Payment Amount Available to the following amounts in the following order of priority:

            (i) first, the Supplemental Interest Amount due with respect to the Class A Notes;

            (ii) second, the Supplemental Interest Amount due with respect to the Class M-1 Notes;

            (iii) third, the Supplemental Interest Amount due with respect to the Class M-2 Notes;

            (iv) fourth, the Supplemental Interest Amount due with respect to the Class B-1 Notes;

            (v) fifth, to the Holder of the Class S Note.

            (f) On each Payment Date, the Indenture Trustee shall cause the following amounts, in the following order of priority, to be paid by the NIMS Trust on account of the Class N Notes and NIMS Certificates, from the amount than on deposit in the NIMS Payment Account.

            (i) to the Holders of the Class N Notes, the Interest Payment Amount for the Class N Notes;

            (ii) to the Holders of Class N Notes, in an amount equal to the remainder of the lesser of (x) the amount remaining on deposit in the NIMS Payment Amount Account after paying the amount described in clause (f)(i) above and (y) the amount necessary to reduce the Note Principal Balance of the Class N Notes to zero; and

            (iii) all remaining amounts, to the Holders of the NIMS
      Certificates.

            (g) All payments made with respect to each Class of Securities on each Payment Date shall be allocated pro rata among the outstanding Notes in such Class based on their respective Percentage Interests. Payments in respect of each Class of Securities on each Payment Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 8.01 respecting the final payment on such Class), based on the aggregate Percentage Interest represented by their respective Securities, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Indenture Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Payment Date and is the registered owner of Securities having an initial aggregate Note Principal Balance that is in excess of the lesser of (i) $5,000,000


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or (ii) two-thirds of the initial Note Principal Balance of such Class of Notes, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Register, except that payment to any Holder of a Certificate will be made by wire transfer of such Holder holds Certificates of the related Class evidences 25% or more in Percentage Interests with respect to such Class. The final payment on each Security will be made in like manner, but only upon presentment and surrender of such Security at the Corporate Trust Office or such other location specified in the notice to Holders of such final Payment.

            Each payment with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such payment to the accounts of its Depository Participants in accordance with its normal procedures.

            Each Depository Participant shall be responsible for disbursing such Payment to the Note Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. None of the Indenture Trustee, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (h) The rights of the Noteholders to receive payments in respect of the Notes, and all interests of the Noteholders in such payments, shall be as set forth in this Agreement. None of the Holders of any Class of Notes, the Indenture Trustee or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Notes in respect of amounts properly previously paid on the Notes.

            (i) Except as otherwise provided in Section 8.01, whenever the Indenture Trustee expects that the final payment with respect to any Class of Notes will be made on the next Payment Date, the Indenture Trustee shall, no later than five (5) days after the related Determination Date, mail to each Holder on such date of such Class of Notes a notice to the effect that:

            (i) the Indenture Trustee expects that the final payment with respect to such Class of Notes will be made on such Payment Date, but only upon presentation and surrender of such Notes at the office of the Indenture Trustee therein specified, and

            (ii) no interest shall accrue on such Notes from and after the end of the related Interest Accrual Period.

            Any funds not paid to any Holder or Holders of Securities of such Class on such Payment Date because of the failure of such Holder or Holders to tender their Securities shall, on such date, be set aside and held in trust by the Indenture Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Securities as to which notice has been given pursuant to this Section 4.01(e) shall not


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


have been surrendered for cancellation within six months after the time specified in such notice, the Indenture Trustee shall mail a second notice to the remaining non-tendering Holders to surrender their Securities for cancellation in order to receive the final Payment with respect thereto. If within one year after the second notice all such Securities shall not have been surrendered for cancellation, the Indenture Trustee shall, directly or through an agent, mail a final notice to remaining non-tendering Holders concerning surrender of their Securities but shall continue to hold any remaining funds for the benefit of non-tendering Holders. The costs and expenses of maintaining the funds in trust and of contacting such Holders shall be paid out of the assets remaining in such REMIC Trust. If within one year after the final notice any such Securities shall not have been surrendered for cancellation, the Indenture Trustee shall pay to the Depositor all such amounts, and all rights of non-tendering Holders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Holder on any amount held in trust by the Indenture Trustee as a result of such Holder's failure to surrender its Securities for final payment thereof in accordance with this Section 4.01(e).

            (j) Notwithstanding anything to the contrary herein, in no event shall the Note Principal Balance of a Class A Note or a Mezzanine Note be reduced more than once in respect of any particular amount both (x) allocated to such Note in respect of Realized Losses pursuant to Section 4.04 and (y) distributed to the Holder of such Note in reduction of the Note Principal Balance thereof pursuant to this Section 4.01 from Net Monthly Excess Cashflow.

            SECTION 4.02 Statements to Holders. (a) On each Payment Date, the Indenture Trustee shall prepare and forward by mail to each Holder of the Notes (other than the Class N Notes), a statement as to the payments made on such Payment Date setting forth:

            (i) the amount of the payment made on such Payment Date to the Holders of the Notes of each Class allocable to principal, and the amount of payment made on such Payment Date to the Holders of the Class P Notes allocable to Prepayment Charges;

            (ii) the amount of the payment made on such Payment Date to the Holders of the Notes of each Class allocable to interest;

            (iii) the aggregate Servicing Fee received by the Master Servicer during the related Due Period and such other customary information as the Indenture Trustee deems necessary or desirable, or which a Noteholder reasonably requests, to enable Noteholders to prepare their tax returns;

            (iv) the aggregate amount of P&I Advances for such Payment Date;

            (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Payment Date;


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


            (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

            (vii) the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

            (viii)with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

            (ix) the book value and the Stated Principal Balance of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Payment Date;

            (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

            (xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Bankruptcy Losses and the aggregate amount of Realized Losses incurred since the Closing Date;

            (xii) the aggregate amount of Extraordinary REMIC Trust Expenses withdrawn from the Collection Account or the Payment Account for such Payment Date;

            (xiii)the aggregate Note Principal Balance of the each Class of Notes, after giving effect to the Payments, and allocations of Realized Losses, made on such Payment Date, separately identifying any reduction thereof due to allocations of Realized Losses;

            (xiv) the Note Factor for each such Class of Notes applicable to such Payment Date;

            (xv) the Interest Payment Amount in respect of each Class of Notes separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls;


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


            (xvi) the aggregate amount of any Prepayment Interest Shortfall for such Payment Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.23;

            (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Payment Date;

            (xviii) the Overcollateralized Amounts, the Required
      Overcollateralized Amount and the Credit Enhancement Percentage Amount for such Payment Date;

            (xix) the Overcollateralization Increase Amount, if any, for such Payment Date;

            (xx) the Overcollateralization Reduction Amount, if any, for such Payment Date;

            (xxi) with respect to any Mortgage Loan as to which foreclosure proceedings have been concluded, the loan number and unpaid principal balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings;

            (xxii)with respect to Mortgage Loans as to which a Final Liquidation has occurred, the number of Mortgage Loans, the unpaid principal balance of such Mortgage Loans as of the date of such Final Liquidation and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans;

            (xxiii) the respective Interest Rates applicable to the Class A Notes and the Mezzanine Notes, for such Payment Date and the Interest Rate applicable to the Class A Notes and the Mezzanine Notes, for the immediately succeeding Payment Date;

            (xxiv) the Loss Severity Percentage with respect to each Mortgage Loan; and

            (xxv) the Aggregate Loss Severity Percentage

            The Indenture Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the Holders, the Master Servicer and Rating Agencies via the Trustee's internet website and its fax-on-demand service.

            In the case of information furnished pursuant to subclauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per single Security of the relevant Class.

            Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall furnish to each Person who at any time during the calendar year


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


was a Holder of a Security a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Noteholder.

            Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time are in force.

            On each Payment Date the Indenture Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each class of Notes as of such Payment Date, using a format and media mutually acceptable to the Indenture Trustee and Bloomberg.

            (b) On each Payment Date, the Indenture Trustee shall prepare and forward by mail to each Holder of the Class N Notes, a statement as to the payments made on such Payment Date setting forth:

            (i) the amount of the payment made on such Payment Date to the Holders of the Class N Notes allocable to principal;

            (ii) the amount of the payment made on such Payment Date to the Holders of the Class N Notes allocable to interest;

            (iii) the aggregate payments received in respect of the Class S Notes and the Class P Notes.

            In the case of information furnished pursuant to subclauses (i) and
(ii) above, the amounts shall be expressed as a dollar amount per single Class N Note.

            Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Class N Note a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Noteholder.

            Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time are in force.

            (c) On each Payment Date, the Indenture Trustee shall forward to the Depositor, each Holder of a Certificate and the Master Servicer, a copy of the reports forwarded to the Noteholders on such Payment Date and a statement setting forth the amounts, if any, actually distributed with respect to the Certificate, on such Payment Date.


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


            Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement setting forth the amount, if any, actually distributed with respect to the Certificates of the related Class, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Indenture Trustee and furnished to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

            The Indenture Trustee shall, upon request, furnish to each Holder of Securities, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Holder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Holder in accordance with such reasonable and explicit instructions and directions as the Holder may provide. For purposes of this Section 4.02, the Indenture Trustee's duties are limited to the extent that the Indenture Trustee receives timely reports as required from the Master Servicer.

            SECTION 4.03 Remittance Reports; P&I Advances. (a) On the Master Servicer Remittance Date, the Master Servicer shall deliver to the Indenture Trustee by telecopy (or by such other means as the Master Servicer and the Indenture Trustee may agree from time to time) a Remittance Report with respect to the related Payment Date. Such Remittance Report will include (i) the amount of P&I Advances to be made by the Master Servicer in respect of the related Payment Date, the aggregate amount of P&I Advances outstanding after giving effect to such P&I Advances, and the aggregate amount of Nonrecoverable P&I Advances in respect of such Payment Date and (ii) such other information with respect to the Mortgage Loans as the Indenture Trustee may reasonably require to perform the calculations necessary to make the payments contemplated by Section
4.01 and to prepare the statements to Holders contemplated by Section 4.02. The Indenture Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

            (b) The amount of P&I Advances to be made by the Master Servicer for any Payment Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans (other than with respect to any Balloon Loan with a delinquent Balloon Payment as described in clause (iii) below), which Monthly Payments were delinquent as of the close of business on the related Determination Date, plus
(ii) with respect to each REO Property (other than with respect to any REO Property relating to a Balloon Loan with a delinquent Balloon Payment as described in clause (iv) below), which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the


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


Payment Account pursuant to Section 3.22 for payment on such Payment Date, plus
(iii) with respect to each Balloon Loan with a delinquent Balloon Payment, an amount equal to the assumed monthly principal and interest payment (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan assuming such Mortgage Loan was not a Balloon Loan, plus (iv) with respect to each REO Property relating to a Balloon Loan with a delinquent Balloon Payment, which REO Property was acquired during or prior to the related Prepayment Period and as to which REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the assumed monthly principal and interest payment (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date based on the original principal amortization schedule for the related Balloon Loan assuming such Mortgage Loan was not a Balloon Loan, over the net income from such REO Property transferred to the Payment Account pursuant to Section 3.22 for payment on such Payment Date.

            On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Indenture Trustee for deposit in the Payment Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Payment Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future payment (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future payment have been, as permitted by this Section 4.03, used by the Master Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future payment and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Payment Amount for the related Payment Date (determined without regard to P&I Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Noteholders pursuant to Section 3.01 on such Payment Date if such amounts held for future payment had not been so used to make P&I Advances. The Indenture Trustee will provide notice to the Master Servicer by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Indenture Trustee on such date is less than the P&I Advances required to be made by the Master Servicer for the related Payment Date.

            (c) The obligation of the Master Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from any REMIC created hereby pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.


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


            (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor and the Indenture Trustee.

            SECTION 4.04 Allocation of Realized Losses. (a) Prior to each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Master Servicer shall also determine as to each Mortgage
Loan: (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the Indenture Trustee by the Master Servicer prior to the Determination Date immediately following the end of (x) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

            (b) All Realized Losses on the Mortgage Loans allocated shall be allocated by the Indenture Trustee on each Payment Date as follows: first, to Net Monthly Excess Cashflow; second, to amounts otherwise payable to the Class C Notes; third, to the Class B-1 Notes, until the Note Principal Balance thereof has been reduced to zero; fourth, to the Class M-2 Notes, until the Note Principal Balance thereof has been reduced to zero; and fifth, to the Class M-1 Notes, until the Note Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Note Principal Balances of all Classes on any Payment Date shall be so allocated after the actual payments to be made on such date as provided above. All references above to the Note Principal Balance of any Class of Notes shall be to the Note Principal Balance of such Class immediately prior to the relevant Payment Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Notes, on such Payment Date.

            Any allocation of Realized Losses to a Mezzanine Note on any Payment Date shall be made by reducing the Note Principal Balance thereof by the amount so allocated, or in the case of a Class C Note, by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(d)(x). No allocations of any Realized Losses shall be made to the Note Principal Balances of the Class A Notes or the Class P Notes.


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


            As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Notes means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Notes on the basis of their then outstanding Note Principal Balances prior to giving effect to payments to be made on such Payment Date. All Realized Losses and all other losses allocated to a Class of Notes hereunder will be allocated among the Notes of such Class in proportion to the Percentage Interests evidenced thereby.

            SECTION 4.05 Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement, the Indenture Trustee shall comply with all federal withholding requirements respecting payments to Noteholders of interest or original issue discount that the Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for such withholding. In the event the Indenture Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Noteholder pursuant to federal withholding requirements, the Indenture Trustee shall indicate the amount withheld to such Noteholders.

            SECTION 4.06 Commission Reporting. Within 15 days after each Payment Date, the Indenture Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System, a Form 8-K with a copy of the statement to Noteholders for such Payment Date as an exhibit thereto. Prior to January 30, 2001, the Indenture Trustee shall in accordance with industry standards file a Form 1 Suspension Notification with respect to the REMIC Trust, if applicable. Prior to March 30, 2001, the Indenture Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the REMIC Trust. The Depositor hereby grants to the Indenture Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Indenture Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the REMIC Trust. The Depositor agrees to promptly furnish to the Indenture Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Indenture Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Indenture Trustee shall have no responsibility to file any items other than those specified in this Section.


                                   ARTICLE V

                      THE DEPOSITOR AND THE MASTER SERVICER

            SECTION 5.01 Liability of the Depositor and the Master ServicerThe Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.


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


            SECTION 5.02 Merger or Consolidation of the Depositor or the Master Servicer. Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Notes or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided, further, that the Rating Agencies' ratings of the Class A Notes and the Mezzanine Notes in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

            SECTION 5.03 Limitation on Liability of the Depositor, the Master Servicer and Others. None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to either Trust or the Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the REMIC Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Securities, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the


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performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Holders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of Holders of Notes issued by the REMIC Trust entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the REMIC Trust, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Noteholders to receive any amount in the Collection Account.

            SECTION 5.04 Limitation on Resignation of the Master Servicer. The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Indenture Trustee and written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor and the Indenture Trustee) that such resignation will not cause such Rating Agency to reduce the then current rating of the Class A Notes or the Mezzanine Notes. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Indenture Trustee. No resignation of the Master Servicer shall become effective until the Indenture Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

            Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Master Servicer from designating a Sub-servicer as payee of any indemnification amount payable to the Master Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Subservicer as an indemnitee under this Agreement. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation


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payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

            SECTION 5.05 Rights of the Depositor in Respect of the Master Servicer. The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor and the Indenture Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor and the Indenture Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor and the Indenture Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's (or any such Sub-Servicer's) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Indenture Trustee or the REMIC Trust, and in either case, the Depositor or the Indenture Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided, that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.


                                   ARTICLE VI

                                     DEFAULT

            SECTION 6.01 Master Servicer Events of Default. "Master Servicer Event of Default", wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer to remit to the Indenture Trustee for distribution to the Noteholders any payment (other than a P&I Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Notes and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be


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


      remedied, shall have been given to the Master Servicer by the Depositor or the Indenture Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor and the Indenture Trustee by the Holders of Notes entitled to at least 25% of the Voting Rights; or

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in this Agreement (or, if the Master Servicer is the Originator, the failure of the Originator to repurchase a Mortgage Loan as to which a breach has been established that requires a repurchase pursuant to the terms of Section 2.04) which continues unremedied for a period of 45 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Indenture Trustee, or to the Master Servicer, the Depositor and the Indenture Trustee by the Holders of Notes entitled to at least 25% of the Voting Rights of the REMIC Trust and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by the Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

            (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vi) any failure by the Master Servicer of the Master Servicer Termination Test; or

            (vii) any failure of the Master Servicer to make any P&I Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date.


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


            If a Master Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Indenture Trustee may, and at the written direction of the Holders of Notes entitled to at least 51% of Voting Rights of the REMIC Trust, the Indenture Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Indenture Trustee or to the Indenture Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (vii) hereof shall occur, the Indenture Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes (other than as a Holder of any Note) or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section and, without limitation, the Indenture Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Indenture Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Indenture Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Indenture Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Payment Account or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances or otherwise, and shall continue to be entitled to the benefits of Section 4.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 6.01, the Indenture Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Indenture Trustee assigned to and working in the Indenture Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Indenture Trustee and such notice references the Notes, the REMIC Trust, the NIMS Trust or this Agreement.

            The Indenture Trustee shall be entitled to be reimbursed by the Master Servicer (or by the REMIC Trust if the Master Servicer is unable to fulfill its obligations


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


hereunder) for all costs associated with the transfer of servicing from the predecessor master servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to service the Mortgage Loans properly and effectively.

            SECTION 6.02 Indenture Trustee to Act; Appointment of Successor.
(a) On and after the time the Master Servicer receives a notice of termination, the Indenture Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.04(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make P&I Advances pursuant to Section 4.03; provided, however, that if the Indenture Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Indenture Trustee shall not be obligated to make P&I Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 6.01 shall not be considered a default by the Indenture Trustee as successor to the Master Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected. As compensation therefor, the Indenture Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation). Notwithstanding the above and subject to the next paragraph, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans, or if the Holders of Notes entitled to at least 51% of the Voting Rights of the REMIC Trust so request in writing to the Indenture Trustee, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000 as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement. No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such


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succession. Pending appointment of a successor to the Master Servicer under this
Agreement, the Indenture Trustee shall act in such capacity as hereinabove provided.

            Upon removal or resignation of the Master Servicer, the Indenture Trustee, with the cooperation of the Depositor, (x) shall solicit bids for a successor Master Servicer as described below and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer of the Mortgage Loans serviced by such predecessor Master Servicer. The Indenture Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Indenture Trustee or any affiliate thereof). Such public announcement shall specify that the successor Master Servicer shall be entitled to the servicing compensation agreed upon between the Indenture Trustee, the successor Master Servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing Fee. Within thirty days after any such public announcement, the Indenture Trustee, with the cooperation of the Depositor, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing. The Indenture Trustee upon receipt of the purchase price shall pay such purchase price to the Master Servicer being so removed, after deducting from any sum received by the Indenture Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the Indenture Trustee to the Master Servicer at the time of such sale.

            (b) If the Master Servicer fails to remit to the Indenture Trustee for payment to the Holders any payment required to be made under the terms of this Agreement (for purposes of this Section 6.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the federal Bankruptcy Code, the Indenture Trustee shall upon notice of such prohibition, regardless of whether it has received a notice of termination under
Section 6.01, advance the amount of such Remittance by depositing such amount in the Payment Account on the related Payment Date. The Indenture Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Indenture Trustee, can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Indenture Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Indenture Trustee or the deposit thereof in the Payment Account by the Master Servicer, a Indenture Trustee in bankruptcy or a federal bankruptcy court, the Indenture Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Payment Account; provided, however, nothing in this Agreement shall be deemed to affect the Indenture Trustee's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Indenture Trustee at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Indenture


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Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Payment Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

            SECTION 6.03 Notification to Holders. (a) Upon any termination of the Master Servicer pursuant to Section 6.01 above or any appointment of a successor to the Master Servicer pursuant to Section 6.02 above, the Indenture Trustee shall give prompt written notice thereof to Holders at their respective addresses appearing in the Note register maintained by the Indenture Trustee.

            (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after an Authorized Officer of the Indenture Trustee becomes aware of the occurrence of such an event, the Indenture Trustee shall transmit by mail to all Holders notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

            SECTION 6.04 Waiver of Master Servicer Events of Default. The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Notes issued by the REMIC Trust affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; provided, however, that a default or Master Servicer Event of Default under clauses (i) or (vii) of Section 6.01 may be waived only by all of the Holders of the Notes issued by the REMIC Trust. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.


                                  ARTICLE VII

                        CONCERNING THE INDENTURE TRUSTEE

            SECTION 7.01 Duties of Indenture Trustee. The Indenture Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of Default, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Indenture Trustee enumerated in this Agreement shall not be construed as a duty.

            The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to


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


the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Indenture Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Indenture Trustee's satisfaction, the Indenture Trustee will provide notice thereof to the Noteholders.

            No provision of this Agreement shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Agreement, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Indenture Trustee that conform to the requirements of this Agreement;

            (ii) The Indenture Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Notes entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Agreement.

            SECTION 7.02 Certain Matters Affecting the Indenture Trustee.
(a) Except as otherwise provided in Section 7.01:

            (i) The Indenture Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Indenture Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of


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


      any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders, pursuant to the provisions of this Agreement, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

            (iv) The Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing of all Master Servicer Events of Default which may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Notes entitled to at least 25% of the Voting Rights in the REMIC Trust; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by such Noteholders, the Indenture Trustee may require reasonable indemnity against such expense, or liability from such Noteholders as a condition to taking any such action;

            (vi) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

            (vii) The Indenture Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the Master Servicer pursuant to Section 3.12.

            (b) All rights of action under this Agreement or under any of the Notes, enforceable by the Indenture Trustee, may be enforced by it without the possession of any of the Securities, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the


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Indenture Trustee shall be brought in its name for the benefit of all the
Holders of such Securities, subject to the provisions of this Agreement.

            SECTION 7.03 Indenture Trustee Not Liable for Notes or Mortgage Loans. The recitals contained herein and in the Securities (other than the signature of the Indenture Trustee, the authentication of the Note Registrar on the Notes, the acknowledgments of the Indenture Trustee contained in Article II and the representations and warranties of the Indenture Trustee in Section 7.12) shall be taken as the statements of the Trusts and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 7.12) or of the Securities (other than the signature of the Indenture Trustee and authentication of the Note Registrar on the Securities) or of any Mortgage Loan or related document. The Indenture Trustee shall not be accountable for the use or application by the Depositor of any of the Notes or of the proceeds of such Securities, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer, other than any funds held by or on behalf of the Indenture Trustee in accordance with Section 3.10.

            SECTION 7.04 Indenture Trustee May Own Securities. The Indenture Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities with the same rights it would have if it were not Indenture Trustee.

            SECTION 7.05 Indenture Trustee's and Owner Trustee's Fees and Expenses. (a) The Indenture Trustee shall, subject to the limitations set forth below, withdraw from the Payment Account on each Payment Date prior to making any distribution pursuant to Section 4.01 and pay (i) to itself, the Indenture Trustee Fee and (ii) to the Owner Trustee, the Owner Trustee Fee and, to the extent that the funds therein are at anytime insufficient for such purpose, the Depositor shall pay such fees. Each of the Indenture Trustee and the Owner Trustee, or any director, officer, employee or agent of the Indenture Trustee or of the Owner Trustee, shall be indemnified by the REMIC Trust and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Indenture Trustee or by the Owner Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Indenture Trustee's or the Indenture Trustee's performance of its business incurred by the Indenture Trustee or by the Owner Trustee in connection with or arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from the Master Servicer's actions or omissions in connection with this Agreement and the Mortgage Loans, (ii) that constitutes a specific liability of the Indenture Trustee pursuant to Section 8.01(c) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or as a result of a breach of the Indenture Trustee's obligations under Article VII hereof).


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            As a limitation on the foregoing with respect to certain expenses of the Indenture Trustee, the Indenture Trustee shall receive from the REMIC Trust amounts with respect to indemnification for counsel fees and expenses (collectively, "Legal Fees") in connection with any third-party litigation or other claims alleging violations of laws or regulations relating to consumer lending and/or servicing of the REMIC Trust and/or the NIMS Trust (collectively, "Third-Party Claims") in an amount not greater than $25,000 per month, and $600,000 in the aggregate (with amounts in excess of $25,000 for any month carried-forward to subsequent months, until the $600,000 aggregate maximum is reached). Thereafter, any indemnification of the Legal Fees of the Indenture Trustee in connection with Third-Party Claims shall be paid solely by the NIMS Trust, and then solely from amounts otherwise distributable to the Holders of the NIMS Certificates; provided, that the Indenture Trustee shall have no obligation to incur additional Legal Fees in excess of $600,000 unless it has received reasonable security or indemnity in accordance with Section
7.02(a)(iii) hereof, and the Class N Noteholders shall hold the Indenture
Trustee harmless for any such failure to incur additional Legal Fees. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Indenture Trustee.

            Any amounts payable to the Indenture Trustee or to the Owner Trustee, or any director, officer, employee or agent of the Indenture Trustee, in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the REMIC Trust that the Indenture Trustee, the Owner Trustee, or any director, officer, employee or agent of the Indenture Trustee or of the Owner Trustee, may have hereunder in its capacity as such, may be withdrawn by the Indenture Trustee from the Payment Account at any time.

            (b) The Master Servicer agrees to indemnify the Indenture Trustee and the Owner Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Indenture Trustee or of the Owner Trustee. Any payment hereunder made by the Master Servicer to the Indenture Trustee or to the Owner Trustee shall be from the Master Servicer's own funds, without reimbursement from the REMIC Trust therefor.

            (c) The Indenture Trustee shall establish and maintain one or more accounts (such account or accounts, the "Special Reserve Account"). On the Closing Day the Depositor shall deposit $25,000 into the Special Reserve Account. The Special Reserve Account shall be an Eligible Account owned by the Depositor in its individual capacity. Amounts on deposit in the Special Reserve Account shall be invested in Permitted Investments. On each Payment Date all net investment earnings on the Special Reserve Account moneys shall be paid to the Depositor and retained in the Special Reserve Account.

            If at any time any Holder of the Class N Certificates incurs any costs or expenses in connection with Third-Party Claims, such Holder may (if such Holder is not itself the Single Largest Class N Holder, then with the written approval of the Single


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Largest Class N Holder) direct the Indenture Trustee to withdraw amounts from the Special Reserve Account for the purpose of paying such costs and expenses. The "Single Largest Class N Holder" is the single Holder of the Class N Notes which represent the greatest Percentage Interest in the Class N Notes held by any Holder thereof. In no event shall the Depositor be required to deposit more than the $25,000 initial deposit to the Special Reserve Account, and in no event shall the existence of the Special Reserve Account reduce the Originator's or the Master Servicer's liability under the Mortgage Loan Purchase Agreement. Following the payment in full of all amounts due to the Holders of the Class N Notes, the Special Reserve Account shall be closed, and all remaining amounts on deposit therein shall be paid to the Depositor.

            (d) The Indenture Trustee shall deliver to the Depositor and each Holder of a Class N Note and each Holder of a NIMS Certificate a report detailing all withdrawals from Special Reserve Account and all payments from the REMIC Trust or from the NIMs Trust made with respect to Legal Fees on account of Third-Party Claims. The report shall be delivered monthly, promptly following any month in which such withdrawals or payments were made.

            SECTION 7.06 Eligibility Requirements for Indenture Trustee. The Indenture Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Owner Trustee, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 7.07.

            SECTION 7.07 Resignation and Removal of the Indenture Trustee. The Indenture Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Holders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Indenture Trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Indenture Trustee and to the successor Indenture Trustee. A copy of such instrument shall be delivered to the Holders and the Master Servicer by the Depositor. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

            If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 7.06 and shall fail to resign after written request therefor


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by the Depositor, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Indenture Trustee and appoint a successor Indenture Trustee by written instrument, in duplicate, which instrument shall be delivered to the Indenture Trustee so removed and to the successor Indenture Trustee. A copy of such instrument shall be delivered to the Noteholders and the Master Servicer by the Depositor.

            The Holders of Notes entitled to at least 51% of the Voting Rights of both trusts together may at any time remove the Indenture Trustee and appoint a successor Indenture Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Indenture Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Holders and the Master Servicer by the Depositor.

            Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee as provided in Section 7.08.

            SECTION 7.08 Successor Indenture Trustee. Any successor Indenture Trustee appointed as provided in Section 6.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Indenture Trustee herein. The predecessor Indenture Trustee shall deliver to the successor Indenture Trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder, and the Depositor and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations.

            No successor Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 7.06 and the appointment of such successor Indenture Trustee shall not result in a downgrading of any Class of Notes by either Rating Agency, as evidenced by a letter from each Rating Agency.

            Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section, the Depositor shall mail notice of the succession of such Indenture Trustee hereunder to all Holders of Notes at their addresses as shown in the register maintained by the Indenture Trustee. If the Depositor fails to mail such notice


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within 10 days after acceptance of appointment by the successor Indenture
Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Depositor.

            SECTION 7.09 Merger or Consolidation of Indenture Trustee. Any corporation or association into which the Indenture Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or association succeeding to the business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder; provided, that such corporation or association shall be eligible under the provisions of Section 7.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 7.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC Trust, NIMS Trust, or property securing the same may at the time be located, the Master Servicer and the Indenture Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Indenture Trustee to act as co-Indenture Trustee or co-Indenture Trustees, jointly with the Indenture Trustee, or separate Indenture Trustee or separate Indenture Trustees, of all or any part of the REMIC Trust and NIMS Trust, and to vest in such Person or Persons, in such capacity, such title to the REMIC Trust and NIMS Trust, or any part thereof, and, subject to the other provisions of this Section 7.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Indenture Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Indenture Trustee alone shall have the power to make such appointment. No co-Indenture Trustee or separate Indenture Trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section
7.06 hereunder and no notice to Holders of Notes of the appointment of co-Indenture Trustee(s) or separate Indenture Trustee(s) shall be required under
Section 7.08 hereof. In the event that a co-Indenture Trustee is appointed at the request of the Master Servicer, the fees and expenses of such co-Indenture Trustee shall be paid by the Master Servicer.

            In the case of any appointment of a co-Indenture Trustee or separate Indenture Trustee pursuant to this Section 6.10 all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate Indenture Trustee or co-Indenture Trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Indenture Trustee (whether as Indenture Trustee hereunder or as successor to the Master Servicer hereunder), the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the NIMS Trust, or any portion thereof in any such jurisdiction) shall be exercised and


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performed by such separate Indenture Trustee or co-Indenture Trustee at the direction of the Indenture Trustee.

            Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate Indenture Trustees and co-Indenture Trustees, as effectively as if given to each of them.

            Every instrument appointing any separate Indenture Trustee or co-Indenture Trustee shall refer to this Agreement and the conditions of this
Article VI. Each separate Indenture Trustee and co-Indenture Trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

            Any separate Indenture Trustee or co-Indenture Trustee may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Indenture Trustee or co-Indenture Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor Indenture Trustee.

            SECTION 7.11 Appointment of Custodians. The Indenture Trustee may, with the consent of the Depositor and the Master Servicer, appoint one or more custodians to hold all or a portion of the Mortgage Files as agent for the Indenture Trustee, by entering into a custodial agreement acceptable to the Master Servicer and the Depositor. The appointment of any custodian may at any time be terminated and a substitute custodian appointed therefor upon the reasonable request of the Master Servicer to the Indenture Trustee, the consent to which shall not be unreasonably withheld. The Indenture Trustee shall pay any and all fees and expenses of any custodian in accordance with each custodial agreement. The Indenture Trustee initially appoints itself as custodian, and each Trust, the Depositor and the Master Servicer consent to such appointment. Subject to Article VII hereof, the Indenture Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the custodian for the benefit of the Noteholders having an interest in any Mortgage File held by such custodian. Each custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. In no event shall the appointment of any custodian pursuant to a custodial agreement diminish the obligations of the Indenture Trustee hereunder.


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            SECTION 7.12 Appointment of Office or Agency. The Indenture Trustee
will appoint an office or agency in the City of New York where the Notes may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Indenture Trustee in respect of the Notes and this Agreement may be served.

            SECTION 7.13 Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby represents and warrants to each Trust, the Master Servicer and the Depositor, as of the Closing Date, that:

            (a) The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

            (b) The execution and delivery of this Agreement by the Indenture Trustee, and the performance and compliance with the terms of this Agreement by the Indenture Trustee, will not violate the Indenture Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (c) The Indenture Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (d) This Agreement, assuming due authorization, execution and delivery by the Master Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (e) The Indenture Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Indenture Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Indenture Trustee to perform its obligations under this Agreement or the financial condition of the Indenture Trustee.

            (f) No litigation is pending or, to the best of the Indenture Trustee's knowledge, threatened against the Indenture Trustee which would prohibit the


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      Indenture Trustee from entering into this Agreement or, in the Indenture
      Trustee's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Indenture Trustee to perform its obligations under this Agreement or the financial condition of the Indenture Trustee.


                                  ARTICLE VIII

                                   TERMINATION

            SECTION 8.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans or Repurchase of Mortgages from REMIC Trust. (a) Subject to
Section 8.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Indenture Trustee (other than the obligations of the Master Servicer to the Indenture Trustee pursuant to
Section 7.05 and of the Master Servicer to provide for and the Indenture Trustee to make payments in respect of the Securities as hereinafter set forth) shall terminate upon payment to the Holders and the deposit of all amounts held by or on behalf of the Indenture Trustee and required hereunder to be so paid or deposited on the Payment Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in the REMIC Trust and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the REMIC Trust. The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in the REMIC Trust shall be at a price (the "Termination Price") equal to the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in the REMIC Trust, plus the appraised value of each REO Property, if any, included in the REMIC Trust, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Indenture Trustee in their reasonable discretion and
(B) the aggregate fair market value of all of the assets of the REMIC Trust (as determined by the Terminator and the Indenture Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Noteholders pursuant to the third paragraph of this Section 8.01).

            (b) The Holders of the Class S Notes shall have the right, and to the extent the Holder of the Class S Notes does not exercise such right, the Holder of the REMIC Certificates shall have the right (the party exercising such right, including the Master Servicer as described below, the "Terminator"), to purchase all of the Mortgage Loans and each REO Property remaining in the REMIC Trust pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Payment Date on which the Securities will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in the REMIC Trust pursuant to clause (i) above only after the Clean-up Call Date; provided, further, however, that in the event neither the Holder of the Class S Notes or the Holder of the REMIC Certificates exercises the right to purchase the Mortgage Loans, the Master Servicer may purchase all of the Mortgage Loans and each REO Property remaining in the REMIC Trust on the Determination Date after the


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


aggregate Stated Principal Balance of the Mortgage Loans is less then 5% of the Original Scheduled Principal Balance. By acceptance of the REMIC Certificates, the Holders of the REMIC Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class S Notes.

            (c) Notice of the liquidation of the REMIC Trust shall be given promptly by the Indenture Trustee by letter to Holders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Securities or (b) otherwise during the month of such final distribution on or before the Payment Date in such month, in each case specifying (i) the Payment Date upon which the REMIC Trust will terminate and final payment in respect of the Securities will be made upon presentation and surrender of the related Securities at the office of the Indenture Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Notes from and after the Interest Accrual Period relating to the final Payment Date therefor and (iv) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Securities at the office of the Indenture Trustee. The Indenture Trustee shall give such notice to the Registrar at the time such notice is given to Holders. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the REMIC Trust by the Terminator, the Terminator shall deliver to the Indenture Trustee for deposit in the Payment Account not later than the last Business Day of the month next preceding the month of the final payment on the Notes an amount in immediately available funds equal to the above-described purchase price. The Indenture Trustee shall remit to the Master Servicer from such funds deposited in the Payment Account (i) any amounts which the Master Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.11 and
(ii) any other amounts otherwise payable by the Indenture Trustee to the Master Servicer from amounts on deposit in the Payment Account pursuant to the terms of this Agreement, in each case prior to making any final payments pursuant to
Section 9.02(d) below. Upon certification to the Indenture Trustee by a Servicing Officer of the making of such final deposit, the Indenture Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Indenture Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

            (d) Upon presentation of the Securities by the Holders on the final Payment Date, the Indenture Trustee shall distribute to each Holder so presenting and surrendering its Securities the amount otherwise distributable on such Payment Date in accordance with Section 4.01 in respect of the Securities so presented and surrendered. Any funds not paid to any Holder or Holders of Securities being retired on such Payment Date because of the failure of such Holder or Holders to tender their Securities shall, on such date, be set aside and held in trust by the Indenture Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Securities as to which notice has been given pursuant to this Section 8.01 shall not have been surrendered for


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


cancellation within six months after the time specified in such notice, the Indenture Trustee shall mail a second notice to the remaining non-tendering Holders to surrender their Securities for cancellation in order to receive the final payment with respect thereto. If within one year after the second notice all such Securities shall not have been surrendered for cancellation, the Indenture Trustee shall, directly or through an agent, mail a final notice to remaining related non-tendering Holders concerning surrender of their Securities. The costs and expenses of maintaining the funds in trust and of contacting such Holders shall be paid out of the assets remaining in the Trusts. If within one year after the final notice any such Securities shall not have been surrendered for cancellation, the Indenture Trustee shall pay to the Depositor all such amounts, and all rights of non-tendering Holders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Holder on any amount held in trust by the Indenture Trustee as a result of such Holder's failure to surrender its Securities for final payment thereof in accordance with this Section 8.01.

            Immediately following the deposit of funds in trust hereunder in respect of the Securities, each Trust shall terminate.

            SECTION 8.02 Additional Termination Requirements. (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in the REMIC Trust pursuant to Section 8.01, the REMIC Trust shall be terminated in accordance with the following additional requirements:

            (i) The Indenture Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the each REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

            (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Securities, the Indenture Trustee shall sell all of the assets of the REMIC Trust to the Terminator for cash; and

            (iii) At the time of the making of the final payment on the Notes, the Indenture Trustee shall pay or credit, or cause to be paid or credited, to the Holders of the Class R-1 Certificates all cash on hand in the REMIC Trust (other than cash retained to meet claims), and the REMIC Trust shall terminate at that time.

            (b) At the expense of the applicable Terminator, the Indenture Trustee shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC created hereby pursuant to this Section 8.02.


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


            (c) By their acceptance of Securities issued by the REMIC Trust, the Holders thereof hereby agree to authorize the Indenture Trustee to specify the 90-day liquidation period for the REMIC Trust, which authorization shall be binding upon all successor Holders of Securities issued by the REMIC Trust.


                                   ARTICLE IX

                         PROVISIONS REGARDING THE TRUSTS

            SECTION 9.01 Administration of the Trusts. The Indenture Trustee hereby agrees to perform the duties set forth in Section 9.02 of this Agreement, on behalf of the REMIC Trust and the NIMS Trust, respectively.

            (b) The Terminator hereby agrees to perform the duties set forth in Sections 2.08 and 10.02(a) of each of the REMIC Indenture and the NIMS Indenture, on behalf of the REMIC Trust and the NIMS Trust, respectively.

            (c) The Depositor hereby agrees to perform, on behalf of the REMIC Trust and the NIMS Trust, all of the duties of the REMIC Trust and the NIMS Trust, respectively, set forth in the REMIC Indenture and the NIMS Indenture, other than those set forth in subsections (a) and (b) above.

            SECTION 9.02 REMIC Administration. (a) The Indenture Trustee, on behalf of the REMIC Trust, shall elect to treat each REMIC created hereby as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC Trust Interests are issued. For the purposes of the REMIC election in respect of the REMIC Trust, the Class A Notes, the Mezzanine Notes, the Class C Notes and the Class P Notes shall be designated as the Regular Interests in the REMIC Trust. The Indenture Trustee shall not permit the creation of any "interests" in any REMIC created hereby (within the meaning of Section 860G of the Code) other than the REMIC Regular Interests and the Lower-Tier REMIC Regular Interests.

            (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC created hereby within the meaning of Section 860G(a)(9) of the Code.

            (c) The Indenture Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the REMIC Trust (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each REMIC created hereby that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Indenture Trustee, as agent for each REMIC and the tax matters person shall (i) act on behalf of each REMIC in relation to any tax matter or controversy and (ii) represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage

Interest of each Class of Class R-1 Certificates and Class R-2 Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Class of R-1 Certificates and Class R-2 Certificates hereby agrees to irrevocably appoint the Indenture Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for each REMIC.

            (d) The Indenture Trustee, on behalf of the REMIC Trust, shall prepare, sign and file all of the Tax Returns in respect of each REMIC. The expenses of preparing and filing such returns shall be borne by the Indenture Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Indenture Trustee or its designee such information with respect to the assets of the REMIC Trust as is in its possession and reasonably required by the Indenture Trustee to enable it to perform its obligations under this Article IX.

            (e) The Indenture Trustee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC or trust under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Indenture Trustee shall provide (i) to any Transferor of a Class R-1 Certificate or a Class R-2 Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R-1 Certificate or a Class R-2 Certificate to any Person who is not a Permitted Transferee, (ii) to the Noteholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC. The Master Servicer shall provide on a timely basis to the Indenture Trustee such information with respect to the assets of the REMIC Trust, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Indenture Trustee to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Indenture Trustee, within ten (10) days after the Closing Date, all information or data that the Indenture Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Notes, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Notes.

            (f) The Indenture Trustee, on behalf of the REMIC Trust, shall take such action and shall cause each REMIC to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist the Indenture Trustee, to the extent reasonably requested by the Indenture Trustee to do specific actions in order to assist in the maintenance of such status). The Indenture Trustee shall not take any action, cause the REMIC Trust to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of each

REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC Trust (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Indenture Trustee has received an Opinion of Counsel, addressed to the Indenture Trustee (at the expense of the party seeking to take such action but in no event at the expense of the Indenture Trustee) to the effect that the contemplated action will not, with respect to each REMIC, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Indenture Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided, that the Master Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any REMIC or the respective assets of each, or causing any REMIC to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Indenture Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC Trust, and the Master Servicer shall not take any such action or cause either any REMIC to take any such action as to which the Indenture Trustee has advised it in writing that an Adverse REMIC Event could occur; provided, that the Master Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Indenture Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Indenture Trustee. At all times as may be required by the Code, the Indenture Trustee will ensure that substantially all of the assets of each REMIC created hereunder will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Indenture Trustee pursuant to Section 8.03 hereof, if such tax arises out of or results from a breach by the Indenture Trustee of any of its obligations under this Article VIII, (ii) to the Master Servicer pursuant to Section 8.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article VIII, or otherwise (iii) against amounts on deposit in the Payment Account and shall be paid by withdrawal therefrom.

            (h) On or before April 15 of each calendar year, commencing April 15, 2001, the Indenture Trustee shall deliver to the Master Servicer and each Rating Agency a Certificate from a Responsible Officer of the Indenture Trustee stating the Indenture Trustee's compliance with this Article VIII.

            (i) The Indenture Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder and the NIMS Trust on a calendar year and on an accrual basis.

            (j) Following the Startup Day, the Indenture Trustee shall not accept any contributions of assets to any REMIC created hereunder other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.04 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the REMIC Trust will not cause the related REMIC to fail to qualify as a REMIC at any time that any Securities issued by the REMIC Trust are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (k) Neither the Indenture Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            SECTION 9.03 Prohibited Transactions and Activities. None of the Depositor, the Master Servicer, the REMIC Trust or the Indenture Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC Trust, (iii) the termination of the REMIC Trust pursuant to Article VIII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II of this Agreement), nor acquire any assets for any REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Payment Account for gain, nor accept any contributions to any REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.04), unless it has received an Opinion of Counsel, addressed to the Indenture Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Indenture Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any REMIC as a REMIC or (b) cause REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

            SECTION 9.04 Master Servicer and Indenture Trustee
Indemnification. (a) The Indenture Trustee agrees to indemnify the REMIC
Trust, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the REMIC Trust, the Depositor or the Master Servicer, as a result of a breach of the Indenture Trustee's covenants set forth in this Article IX.

            (b) The Master Servicer agrees to indemnify the REMIC Trust, the Depositor and the Indenture Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the REMIC Trust, the Depositor or the Indenture Trustee, as a result of a breach of the Master Servicer's covenants set forth in Article III or this Article IX.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, each Trust and the Indenture Trustee without the consent of any of the Holders, (i) to cure any ambiguity or defect,
(ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Holders), or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, adversely affect in any material respect the interests of any Holder. No amendment shall be deemed to adversely affect in any material respect the interests of any Holder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Holder.

            This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Indenture Trustee with the consent of the Holders of Notes entitled to at least 66% of the Voting Rights of each affected Trust for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Note without the consent of the Holder of such Security, (ii) adversely affect in any material respect the interests of the Holders of any Class of Securities in a manner, other than as described in (i), without the consent of the Holders of Securities of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Securities then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 10.01, Securities registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Securities.

            Notwithstanding any contrary provision of this Agreement, the Indenture Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any REMIC created hereby pursuant to the REMIC Provisions or cause any REMIC created hereby to fail to qualify as a REMIC at any time that any Securities are outstanding.

            Promptly after the execution of any such amendment the Indenture Trustee shall furnish a copy of such amendment to each Holder.

            It shall not be necessary for the consent of Holders under this
Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

            The cost of any Opinion of Counsel to be delivered pursuant to this
Section 10.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Indenture Trustee.

            The Indenture Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            SECTION 10.02 Recordation of Agreement; Counterparts. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Holders, but only upon direction of the Indenture Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Holders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03 Limitation on Rights of Holders. The death or incapacity of any Holder shall not operate to terminate this Agreement or the REMIC Trust, nor entitle such Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the REMIC Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Holder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the REMIC Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Securities, be construed so as to constitute the Holders from time to time as partners or members of an association; nor shall any Holder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Holder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Indenture Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Securities entitled to at least 25% of the Voting Rights shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Indenture Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Holder with every other Holder and the Indenture Trustee, that no one or more Holders of Securities shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section, each and every Holder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05 Notices. All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to
(a) in the case of the Depositor, 1585 Broadway, New York, New York 10036, or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Indenture Trustee in writing by the Depositor, (b) in the case of Long Beach Mortgage Company, 1100 Town & Country Road, Suite 900, Orange, California 92868, Attention: General Counsel (telecopy number: (714) 543-6847), or such other address or telecopy number as may hereafter be furnished to the Indenture Trustee and the Depositor in writing by Long Beach Mortgage Company and (c) in the case of the Indenture Trustee, to the Corporate Trust Office, or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Depositor in writing by the Indenture Trustee, or (d) in the case of either Trust, to the Owner Trust at Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administation. Any notice required or permitted to be given to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the register maintained by the Indenture Trustee. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

            SECTION 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

            SECTION 10.07 Notice to Rating Agencies. The Indenture Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

            (a) Any material change or amendment to this Agreement;

            (b) The occurrence of any Master Servicer Event of Default that has not been cured or waived;

            (c) The resignation or termination of the Master Servicer or the Indenture Trustee;

            (d) The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.04;

            (e) The final payment to the Holders of any Class of Securities.

            (f) Any change in the location of the Collection Account or the Payment Account;

            (g) Any event that would result in the inability of the Indenture Trustee, were it to succeed as Master Servicer, to make advances regarding delinquent Mortgage Loans; and

            (h) The filing of any claim under the Master Servicer's blanket bond and errors and omissions insurance policy required by Section 3.13 or the cancellation or material modification of coverage under any such instrument.

            In addition, the Indenture Trustee shall promptly furnish to each Rating Agency copies of each report to Noteholders described in Section 4.02 and the Master Servicer, as required pursuant to Section 3.19 and Section 3.20, shall promptly furnish to each Rating Agency copies of the following:

            (i)   Each  annual   statement  as  to  compliance   described  in
      Section 3.19; and

            (ii) Each annual independent public accountants' servicing report described in Section 3.20.

            Any such notice pursuant to this Section 10.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail,


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


postage prepaid, or by express delivery service to Fitch, Inc., One State Street Plaza, New York, New York 10007 and to Moody's Investors Service, Inc., 99 Church Street, New York, NY 10048, Attention: MBS Monitoring/Morgan Stanley ABS Capital I, Inc., Series 2000-1, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

            SECTION 10.08 Article and Section References. All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

            SECTION 10.09 Grant of Security Interest. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the REMIC Trust be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the REMIC Trust to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the REMIC Trust of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Payment Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Holders of the Securities issued by the REMIC Trust the benefits of this Agreement relating to the Mortgage Loans and the REMIC Trust; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the REMIC Trust for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the REMIC Trust a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the REMIC Trust the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the REMIC Trust by the Depositor to the REMIC Trust.

            SECTION 10.10 Limitation of Liability of the Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as

Owner Trustee of the REMIC Trust under the REMIC Trust Agreement and the NIMS Trust under the NIMS Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the related Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the related Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Indenture and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the related Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Trust under this Indenture or any related documents.

            SECTION 10.11 Third Party Beneficiary. The Owner Trustee shall be an express third party beneficiary of this Agreement.


                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the Depositor, the Master Servicer, the REMIC Trust, the NIMS Trust and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                    MORGAN STANLEY ABS CAPITAL I, INC., as
                                        Depositor



                                    By: /S/
                                       ---------------------------------
                                        Name:   Peter A. Fadel
                                        Title:  Vice President


                                    LONG BEACH MORTGAGE COMPANY,
                                        as Master Servicer



                                    By: /S/
                                       ---------------------------------
                                        Name:   Richard Ladd
                                        Title:  Senior Vice President


                                    BANKERS TRUST COMPANY OF CALIFORNIA,
                                        N.A., as Indenture Trustee



                                    By: /S/
                                       ---------------------------------
                                        Name:   David Co
                                        Title:  Vice President

                                    MORGAN STANLEY ABS CAPITAL I TRUST 2000-1

                                    By: Wilmington Trust Company, not in its
                                        individual capacity but solely in its
                                        capacity as Owner Trustee



                                    By: /S/
                                       ---------------------------------
                                        Name:   James P. Fadel
                                        Title:  Vice President


                                    MORGAN STANLEY ABS CAPITAL I TRUST 2000-1N

                                    By: Wilmington Trust Company, not in its
                                        individual capacity but solely in its
                                        capacity as Owner Trustee



                                    By: /S/
                                       ---------------------------------
                                        Name:   Patricia A. Evans
                                        Title:  Senior Financial Services
                                        Officer

                                                                       EXHIBIT A


                         REPRESENTATIONS AND WARRANTIES
                       REGARDING INDIVIDUAL MORTGAGE LOANS


            The Originator hereby represents, warrants and covenants to the Indenture Trustee, for the benefit of each of the Indenture Trustee, the Noteholders and to the Depositor that as to each Original Mortgage Loan as of the Closing Date or as of such date specifically provided herein:

            (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is true and correct, including, without limitation, the terms of the Prepayment Charges, if any;

            (b) Term to Maturity. Each Original Mortgage Loan had an original term to maturity of not greater than 30 years; each Original Mortgage Loan is a fixed-rate mortgage loan or an adjustable-rate mortgage loan with payments generally due on the first day of each month and, except with respect to approximately 0.25% of the Original Mortgage Loans, by outstanding principal balance of the Original Mortgage Loans as of the Cut-off Date which are Balloon Loans, each such Mortgage Loan is fully amortizing; with respect to each Adjustable Rate Mortgage Loan, effective with the first payment due after each Adjustment Date, the monthly payment amount for each Original Mortgage Loan will be adjusted to an amount which would amortize fully the outstanding principal balance of such Mortgage Loan over its remaining term and pay interest at the Mortgage Rate so adjusted; with respect to each Adjustable Rate Mortgage Loan, on the first Adjustment Date and on each Adjustment Date thereafter the Mortgage Rate on each Original Mortgage Loan will be adjusted to equal the sum of the Index and the related Gross Margin, rounded to the nearest multiple of 0.125%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate applicable to such Mortgage Loan;

            (c) Geographic Distribution. (i) The Mortgaged Properties securing the Original Mortgage Loans, measured by Original Scheduled Principal Balance will not exceed the approximate percentages set forth in the table below, and no more than approximately 3.00% of the Original Mortgage Loans by Original Scheduled Principal Balance will be secured by Mortgaged Properties located in any other single state:

                                                Approximate
                                               Concentration
                      State                      Percentage
               -------------------------  ------------------------
               California                          31.68%
               Colorado                             9.16%
               Texas                                4.98%
               New York                             3.44%
               Massachusetts                        3.73%
               Illinois                             3.67%
               Oregon                               3.30%
               Washington                           3.23%
               Michigan                             3.23%


            (ii) as of the Cut-off Date, no more than approximately 0.32% of the Original Mortgage Loans, by Original Schedule Principal Balance, are secured by Mortgaged Properties located in any one California zip code area, and no more than approximately 20.55% of the Original Mortgage Loans, by Original Scheduled Principal Balance are secured by units in two- to four-family dwellings, condominiums, town houses, planned unit developments or manufactured housing; and (iii) at least approximately 79.45% of the Original Mortgage Loans, by Original Scheduled Principal Balance, are secured by real property with a single family residence erected thereon;

            (d) Flood Insurance. If the Mortgaged Property securing an Original Mortgage Loan is identified in the Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards, a flood insurance policy is in effect at the Closing Date which met the requirements of FEMA at the time such policy was issued;

            (e) Loan to Value Ratio. With respect to each Original Mortgage Loan, the Loan-to-Value Ratio was less than or equal to 90.00% at the origination of such Original Mortgage Loan;

            (f) Use. With respect to at least approximately 93.31% of the Original Mortgage Loans by Original Scheduled Principal Balance, at the time that the Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence. With respect to approximately 6.69% of the Original Mortgage Loans by Original Scheduled Principal Balance, at the time that the Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's secondary residence or that the Mortgaged Property would be an investor property.

            (g) Payments Current. All payments required to be made up to the Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. Except for approximately 4.20% of the Original Mortgage Loans, by Original Scheduled Principal Balance, which are 30-59 days Delinquent, no payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan;

            (h) No Outstanding Charge. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

            (i) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the Indenture Trustee, and which has been delivered to the Indenture Trustee and the terms of which are reflected in the Mortgage Loan Schedule or included in the Mortgage File. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Indenture Trustee and the terms of which are reflected in the Mortgage Loan Schedule;

            (j) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

            (k) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of
Section 3.13 of this Agreement. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Section 3.13 of this Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance; provided, that the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Indenture Trustee upon the consummation of the transactions contemplated by this Agreement. The Originator has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (l) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Originator shall maintain in its possession, available for the Indenture Trustee's inspection, and shall deliver to the Indenture Trustee upon demand, evidence of compliance with all such requirements;

            (m) No Satisfaction of Mortgage. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Originator has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would in the absence of such waiver have caused the Mortgage Loan to be in default, nor has the Originator waived any default resulting from any action or inaction by the Mortgagor;

            (n) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation erected thereon, a log home, a mobile home, a geodesic domed or subterranean structure, or a condominium over four stories. In addition, no single parcel of real property measures over ten acres nor is any parcel zoned for commercial use. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, and (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee;

            (o) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing, to the extent any of the foregoing is granted by the related Mortgage. The lien of the Mortgage is subject only to:

            (1) the lien of current real property taxes and assessments not yet due and payable;

            (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

            (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and the Originator has full right to sell and assign the same to the Seller;

            (p) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (including the availability of equitable remedies), including, without limitation, concepts of materiality, reasonableness, public policy, good faith and fair dealing. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties;

            (q) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (r) Ownership. As of the Originator's Transfer Date, the Originator was the sole owner of record and holder of the Mortgage Loan. As of the Originator's Transfer Date, the Mortgage Loan was not assigned or pledged, and the Originator had good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Seller free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement and following the sale of each Mortgage Loan, the Seller owned such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

            (s) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (t) LTV. No Mortgage Loan has an LTV greater than 90%;

            (u) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac with respect to Mortgage Loans and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (o) of this Exhibit A, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Originator, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and, to the Originator's knowledge, no prior holder of the related Mortgage, including the Originator, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Originator;

            (v) No Defaults. There is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Originator nor its predecessors or successors have waived any default, breach, violation or event which would permit acceleration;

            (w) No Mechanics' Liens. As of the date of origination, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (x) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. As of the date of origination, there are no improvements located on or being part of the Mortgaged Property in violation of any applicable zoning law or regulation;

            (y) Origination; Payment Terms. The Mortgage Loan was originated by a Mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The

Mortgage Loan was originated in accordance with the Underwriting Guidelines. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. No Mortgage Loan has a Mortgage Note date that is prior to January 1, 2000. The Mortgage Interest Rate is as set forth on the Mortgage Loan Schedule hereto (including in the case of Adjustable Rate Mortgage Loans, the interest rate and payment limitations set forth on the Mortgage Loan Schedule hereto). All Mortgage Loans have Due Dates on the first day of each Month. Each Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest (other than Balloon Loans with respect to their final payment), with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears. Except with respect to any Mortgage Loan constituting a Balloon Loan, the monthly principal payments on each Mortgage Loan is sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. There is no negative amortization allowed in the terms of any Mortgage Note;

            (z) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

            (aa) Index. With respect to Adjustable Rate Mortgage Loans, the Index set forth in the Mortgage Note is LIBOR;

            (bb) Occupancy of the Mortgaged Property. As of the date of origination the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence (except as set forth on the Mortgage Loan Schedule attached hereto);

            (cc) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in paragraph (k) above;

            (dd) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Indenture Trustee or the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (ee) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Indenture for each Mortgage Loan have been delivered to the Indenture Trustee;

            (ff) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form, other than the assignee's name and recording information not yet returned from the recording office, and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Originator are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

            (gg) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

            (hh) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Originator, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (ii) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

            (jj) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (kk) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Originator has no knowledge of any such proceedings in the future;

            (ll) Collection Practices; Escrow Payments; Interest Rate Adjustments. The origination, collection and other servicing practices used by the Originator with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Originator and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and, if established, is in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No Escrow Payments or other charges or payments due the Originator have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (mm) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

            (nn) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any insurance policy related to the Mortgage Loans, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Originator or by any officer, director, or employee of the Seller or any designee of the Originator or any corporation in which the Originator or any officer, director, or employee had a financial interest at the time of placement of such insurance;

            (oo) No Violation of Environmental Laws. To the best of the Originator's knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation;

            (pp) Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified the Originator, and the Originator has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

            (qq) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, acceptable to the Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (rr) Advances. There are no P&I Advances or Servicing Advances outstanding with respect to such Mortgage Loan;

            (ss) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (tt) Value of Mortgaged Property. Taking into consideration that the Mortgage Loans are subprime mortgage loans, the Originator has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan;

            (uu) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Originator to the Seller, the Depositor and the Indenture Trustee, that Originator has full right and authority and is not precluded by law or contract from furnishing such information to the Seller, the Depositor and the Indenture Trustee;

            (vv) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land or is the master lessee under a master ground lease encompassing the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a generally accepted practice;

            (ww) Section 32 Loans. None of the Mortgage Loans is a "High Rate, High Cost" loan or Section 226.32 loan ("Section 32 Loans") as described in Regulation Z of the Truth in Lending Act;

            (xx) Texas Home Equity Loans. With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50,
Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with; and

            (yy) No Fraud, Etc. No fraud, error, omission, misrepresentation, or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan.

                                                                     EXHIBIT B-1


                INITIAL CERTIFICATION BY THE INDENTURE TRUSTEE
                          CONCERNING THE MORTGAGE FILES


            In accordance with the provisions of Section 2.06 of the Sale and Servicing Agreement, dated as of July 1, 2000 (the "Sale and Servicing Agreement"), among the Company, as depositor, Morgan Stanley ABS Capital I Trust 2000-1 (the "REMIC Trust"), Morgan Stanley ABS Capital I Trust 2000-1N (the "NIMS Trust"), Long Beach Mortgage Company, as originator and master servicer (the "Master Servicer"), and Bankers Trust Company of California, N.A., as indenture trustee (the "Indenture Trustee"), the Indenture Trustee hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), it has reviewed the documents delivered to it pursuant to
Section 2.01 of the Sale and Servicing Agreement and (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e) of the Sale and Servicing Agreement) required to be delivered to it are in its possession, (ii) such documents have been reviewed by it and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii), (ix), (x), (xiii), and (xv) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File.

            The Indenture Trustee has made no independent examination of such documents beyond the review specifically required in the Sale and Servicing Agreement and was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(e) or the Sale and Servicing Agreement.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Sale and Servicing Agreement.

                                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                       as Indenture Trustee


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

Dated: July __, 2000





                                     B-1-1

                                                                     EXHIBIT B-2


                 FINAL CERTIFICATION BY THE INDENTURE TRUSTEE
                          CONCERNING THE MORTGAGE FILES


            In accordance with the provisions of Section 2.06 of the Sale and Servicing Agreement, dated as of July 1, 2000 (the "Sale and Servicing Agreement"), among the Company, as depositor, Morgan Stanley ABS Capital I Trust 2000-1 (the "REMIC Trust"), Morgan Stanley ABS Capital I Trust 2000-1N (the "NIMS Trust"), Long Beach Mortgage Company, as originator and master servicer (the "Master Servicer"), and Bankers Trust Company of California, N.A., as indenture trustee (the "Indenture Trustee"), the Indenture Trustee hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), it has reviewed the documents delivered to it pursuant to
Section 2.01 of the Sale and Servicing Agreement and (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e) of the Sale and Servicing Agreement) required to be delivered to it are in its possession, (ii) such documents have been reviewed by it and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.

            The Indenture Trustee has made no independent examination of such documents beyond the review specifically required in the Sale and Servicing Agreement and was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(e) or the Sale and Servicing Agreement.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Sale and Servicing Agreement.

                                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                       as Indenture Trustee


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


Dated: _______, 2000



                                      B-2-1

                                                                       EXHIBIT C


                        REQUEST FOR RELEASE OF DOCUMENTS




                                                           -----------, -----


Bankers Trust Company of California, N.A.,
   as Indenture Trustee
1761 East St. Andrew Place
Santa Ana, California 97205


            Re: Sale and Servicing Agreement, dated as of July 1, 2000 among Morgan Stanley ABS Capital I Trust 2000-1, Morgan Stanley ABS Capital I Trust 2000-1N, Morgan Stanley ABS Capital I, Inc., Long Beach Mortgage Company, as master servicer, and Bankers Trust Company of California, N.A., as indenture trustee
                  ---------------------------------------------------------

            In connection with the administration of the pool of Mortgage Loans held by Bankers Trust Company of California, N.A., as Indenture Trustee, for the benefit of the Noteholders, we request the release, and acknowledge receipt, of the (Mortgage File/[specify document]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:
------------------------------------




Mortgage Loan Number:
--------------------



Reason for Requesting Documents (check one)
-------------------------------

____   1.   Mortgage Loan paid in full
                  (Master Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account.)


____  2.    Mortgage Loan liquidated
                  (Master Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account.)


____  3.    Mortgage Loan in foreclosure

____  4.     Mortgage Loan repurchased pursuant to Section 8.01 of the Sale and Servicing Agreement.

____  5.    Mortgage Loan repurchased or substituted pursuant to Article II of the Sale and Servicing Agreement (Master Servicer hereby certifies that the repurchase price or Substitution Shortfall Amount has been credited to the Payment Account and that the substituted mortgage loan is a Qualified Substitute Mortgage Loan.)

____  6.    Other
            (explain)___________________________________________________________

            If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

            If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to the Indenture Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                    LONG BEACH MORTGAGE COMPANY, as
                                        Master Servicer



                                    By:
                                       ---------------------------------
                                        Name:
                                        Title:



Documents returned to Indenture Trustee:

BANKERS TRUST COMPANY OF
    CALIFORNIA, N.A.,
    as Indenture Trustee



By:
   ---------------------------
    Name:
    Title:
    Date:





                                      C-2